UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BLUEPRINT MEDICINES CORPORATION

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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blueprint™ MEDICINES

2025

# Notice of Annual Meeting of Stockholders and Proxy Statement

Nasdaq: BPMC

***Clouds Will Pass***
*by PC Elliott*
*Acrylic on Board, Inspired by Sue, living with SM*

A first-of-its-kind art and storytelling program by Blueprint Medicines and Twist Out Cancer, illuminating the diverse experiences of people living with SM through bold expressions of identity, hope, and resilience.

COLORS of SM
Expressions of Life with Systemic Mastocytosis

Dear Stockholders,

2024 was a remarkable year of achievement for Blueprint Medicines in our continued effort to drive growth and innovation with operational excellence.

Last year, we significantly advanced the launch of AYVAKIT®/AYVAKYT® (avapritinib), as we brought this important medicine to many more patients with systemic mastocytosis (SM) and achieved global net product revenues of $479 million, representing approximately 135 percent year-over-year growth. Today, AYVAKIT is one of the most successful rare disease launches to date, supported by a compelling benefit-risk profile and our proven commercial capability. AYVAKIT is now approved and reimbursed for at least one indication in 16 countries, with plans for additional country launches in indolent SM (ISM). In 2025, we expect to drive further AYVAKIT growth, with product revenue guidance of $680-$710 million, on path to achieve our goal of $2 billion in revenue by 2030.

The SM opportunity is larger than we first thought, and growing faster than we expected.

As the first therapy approved to treat ISM, AYVAKIT is proving to be a catalyst for diagnosis, treatment and coordination of patient care in this new rare disease market. In fact, over the last five years, we have seen a compound annual growth rate of 25 percent in the number of diagnosed SM patients observable in U.S. claims data, with more than 25,000 diagnosed patients in the U.S. today. Combined with recently published epidemiology data showing SM prevalence may be double than prior estimates, we believe there is a $4 billion peak opportunity for our SM franchise.

And we have made important progress in advancing our franchise lifecycle strategy. In 2024, we initiated the registration-directed Phase 3 HARBOR trial of elenestinib, our next-generation KIT D816V inhibitor. Through strategic design of the HARBOR trial, we expect to drive further innovation in the treatment of ISM, with novel endpoints assessing bone health, anaphylaxis and markers of inflammation designed with input from the U.S. Food and Drug Administration (FDA). With our approach, we expect to clinically differentiate elenestinib, raising the bar from symptom control to disease modification, and deliver significant value to the growing SM market for many years into the future.

Blueprint Medicines Proxy Statement 2025 | -ii-

  1. Internal Blueprint Medicines analyses of U.S. claims data (as of 2024). 2. Bergstrom et al; Acta Oncologica (2024).

BLU-808, our next potential driver of significant growth

In 2024, we also advanced our broader mast cell therapy portfolio, with the rapid completion of a Phase 1 healthy volunteer study of BLU-808, our oral, highly potent and selective wild-type KIT inhibitor. We designed BLU-808 to enable a differentiated clinical profile, with tunable dosing that can dial-in clinical activity and manage on-target adverse events to optimize a favorable benefit-risk profile that supports chronic treatment.

Supporting this approach, BLU-808 healthy volunteer data presented early this year showed BLU-808 was well-tolerated, had dose-dependent pharmacokinetics with multiple doses providing clear target coverage, and rapid, robust and sustained reductions in serum tryptase, a pharmacodynamic marker of mast cell activity. Based on this data, we are now initiating multiple clinical proof-of-concept trials to further characterize the broad potential of BLU-808 across multiple allergic and inflammatory diseases.

Continued disciplined financial stewardship

In 2024, we continued to prioritize investment in our most compelling programs with discipline. As we drove significant AYVAKIT revenue growth and advanced our pipeline of promising mast cell therapies, we also reduced our operating cash burn by more than 50 percent, and we expect further reductions in 2025. We ended the year with approximately $863.9 million in cash, with an additional $78.7 million received in the first

Blueprint Medicines Proxy Statement 2025 | -iii-

quarter of 2025 from proceeds of our equity stake in IDRx, which was acquired by GSK. Together, we expect our disciplined approach to capital allocation and durable cash position to enable us to continue to sustainably invest in strategic growth opportunities.

Achievement fueled by a talented team and an award-winning culture

Blueprint Medicines was again recognized as an employer-of-choice in 2024. We were named to USA Today’s “Top Places to Work” list; to The Boston Globe’s “Top Places to Work in Massachusetts” list; as a Fortune “Future 50” honoree; and as a top employer in Switzerland by Top Employers Institute. Our achievements are a testament to the hard work and dedication of our almost 650 team members and I thank each of them for their unwavering commitment to the patients and communities we serve.

Today our future is brighter than ever before. We have the right people, portfolio, capabilities and vision to bring forward medicines that solve important medical challenges, dramatically improve patient lives and create significant value for our stockholders in 2025 and beyond.

On behalf of our board of directors, team members, patients and healthcare partners, thank you for your continued support and investment in Blueprint Medicines.

Sincerely,

Kate Haviland
President, Chief Executive Officer, and Director
On Behalf of the Board of Directors

Cambridge, Massachusetts
April 24, 2025

Blueprint Medicines Proxy Statement 2025 | -iv-

Notice of Annual Meeting of

Stockholders to be held on June 18, 2025

Dear Stockholders,

You are cordially invited to attend the 2025 annual meeting of stockholders of Blueprint Medicines Corporation to be held on Wednesday, June 18, 2025, at 3:00 p.m., Eastern Daylight Time, virtually via live webcast at http://www.virtualshareholdermeeting.com/BPMC2025, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with these proxy materials to attend the annual meeting. At the annual meeting, stockholders will consider and vote on the following matters:

Proposal No.	Description	Board Recommendation
PROPOSAL 1	Election of the three Class I directors named herein to our board of directors, each to serve for a three-year term, or until their successor has been duly elected and qualified	FOR All Nominees
PROPOSAL 2	Approve a non-binding advisory vote on the compensation paid to our named executive officers	FOR
PROPOSAL 3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR

In addition to the foregoing items of business, stockholders will be asked to consider and vote on any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on April 21, 2025 will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. We encourage you to access the annual meeting before it begins. Online check-in to access the meeting will start shortly before the meeting on June 18, 2025. By attending the annual meeting virtually at http://www.virtualshareholdermeeting.com/BPMC2025 you may vote electronically during the meeting even if you have previously returned a proxy. Stockholders will also have the opportunity to submit questions during the annual meeting through http://www.virtualshareholdermeeting.com/BPMC2025. A technical support telephone number will be posted on the log-in page that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual meeting.

We encourage all stockholders to attend the annual meeting online. However, whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Please review the instructions on each of your voting options described in the proxy statement.

Blueprint Medicines Proxy Statement 2025 | -v-

Thank you for your ongoing support and continued interest in Blueprint Medicines Corporation.

By Order of the Board of Directors,

Tracey L. McCain, Esq.
Chief Legal and Compliance Officer

Cambridge, Massachusetts
April 24, 2025

Important Notice Regarding Internet Availability of Proxy Materials

We are furnishing proxy materials to our stockholders primarily via the Internet. On April 24, 2025, we mailed to our stockholders a Notice of Internet Availability, or Notice, containing instructions on how to access our proxy materials, including this proxy statement and our 2024 annual report to stockholders. The Notice also instructs you on how to submit your proxy or voting instructions through the Internet or to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone. Other stockholders, in accordance with their prior requests, have received e-mail access to our proxy materials and instructions to submit their vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form.

A copy of this proxy statement and our 2024 annual report to stockholders are available at www.proxyvote.com.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Blueprint Medicines Proxy Statement 2025 | -vi-

Blueprint Sustainability

CORPORATE GOVERNANCE

WE ARE PURPOSEFULLY EVOLVING OUR CORPORATE GOVERNANCE AS WE CONTINUE TO GROW

Our board of directors is committed to good corporate governance and routine stockholder engagement to inform the evolution of our governance as we continue to grow. We solicit feedback on governance matters twice annually from our top 30 stockholders, representing about 75 percent of outstanding shares, to inform discussions with our nominating and corporate governance committee and full board of directors throughout the year. Following is a summary of actions we have taken in recent years in response to shareholder feedback.

BOARD STRUCTURE AND COMPOSITION
Board Evolution

Over the past several years, we have thoughtfully and purposefully evolved the composition of our board to welcome additional independent directors who have extensive expertise in strategic leadership, commercial growth, and organizational scale across global pharmaceutical and growing biotechnology companies. This evolution underscores our commitment to a diverse range of expertise and experiences, which enriches our diversity of thought, informing how we approach opportunities. Today, our board appropriately reflects the breadth and diversity of experience and expertise necessary to inform our comprehensive business, including discovering, developing, and commercializing innovative therapies to market across multiple geographies and therapeutic areas. In addition, in 2022, we adopted an average tenure goal of ten years or less for independent directors in our corporate governance guidelines. As of March 31, 2025, the average tenure of our current independent directors is approximately 7. years, with a mix of tenure lengths ranging from 2 to 14 years.*  This mix of tenure lengths allows us to balance institutional knowledge and experience with fresh perspectives.

Director Resignation Policy

In 2024, in response to stockholder feedback, we adopted a director resignation policy, set forth in our corporate governance guidelines, pursuant to which any director nominee who receives more “withhold” votes than “for” votes in an uncontested election of directors is required to tender their resignation promptly following the certification of election results. For more information, see “Code of Business Conduct and Ethics and Corporate Governance Guidelines—Director Resignation Policy” below.

Director Over-boarding Policy

In 2023, we implemented an over-boarding policy that limits our directors to service on four public company boards (including ours), or three public company boards (including ours) for directors who are sitting public company chief executive officers. All of our directors are in compliance with our over-boarding policy. For additional information, please see “Board Response to Stockholder Feedback” below.

Blueprint Medicines Proxy Statement 2025 | -vii-

Director Independence	As of March 31, 2025, 80% of our directors are independent, including 100% of the chairs and members of our audit, compensation, and nominating and corporate governance committees.*
Diverse Director Expertise and Background

A core component of our operating model is the integration of diverse skill sets, career and life experiences, and education to help us solve complex scientific, medical and business challenges inherent in driving innovation to globally impact patients with significant medical needs. Our directors reflect this approach to diversity and bring a breadth of distinct and valuable perspectives to the board, including 50% who have an advanced medical, scientific or technical degree, 33% who have an advanced legal or business degree, and 50% who are women or minorities.* For additional information, please see “Director Criteria, Qualifications, and Experience.”

EXECUTIVE COMPENSATION AND STOCK OWNERSHIP
Executive Pay for Performance

We continue to use performance-based restricted stock unit, or PSU, awards, introduced in 2023, in our equity incentive program, to further align the interests of our executive officers with our stockholders. In addition, in 2025 we expanded this PSU program beyond our executive officers to include all senior leaders at or above the vice president level in order to further align all senior leaders with our stockholders’ interests.

Stock Ownership Guidelines

We have maintained our stock ownership guidelines so that shares underlying vested and unexercised in-the-money stock options and unvested and unearned PSUs are excluded from the ownership calculation that is used to determine whether each covered person’s stock ownership requirement has been met. All of our named executive officers and board members are in compliance with these guidelines.

STOCKHOLDER RIGHTS
Proxy Access Rights

We have included a proxy access provision to our amended and restated bylaws, or bylaws, providing that a stockholder (or a group of up to 20 stockholders) that has held at least three percent of the voting power of our stock for three or more years may include up to two directors in our proxy statement.

* Data is as of March 31, 2025. Dr. Lydon has notified us that he will not stand for reelection at the 2025 annual meeting of stockholders. See “Proposal 1 – Election of Directors” below.

In addition, in 2024, our nominating and corporate governance committee and board of directors reviewed and discussed stockholder feedback regarding our classified board structure, as well as benchmark analyses of other publicly traded life science companies. The board determined that our current structure remains appropriate based on the company’s emerging high-growth profile and consistent with approximately 75% of NYSE and Nasdaq-listed biotechnology peers (approximately 430 companies). Our board of directors plans to periodically reassess the board structure in the future as the company continues to mature and welcomes the opportunity for additional stockholder engagement on this and other governance matters.

Blueprint Medicines Proxy Statement 2025 | -viii-

SUSTAINABILITY AND RISK MANAGEMENT

At Blueprint Medicines, we believe that when we work together, the impact of our collective efforts can make a profound difference for patients, our employees and the communities in which we live and work. We’re grounded in integrity, we lead with our core values and we’re inspired to make the world a better place.

WE CONTINUE TO DRIVE OUR SUSTAINABILITY INITIATIVES FORWARD

We are committed to a sustainability strategy that prioritizes efforts in areas most closely aligned with our business. In 2024, we conducted a materiality assessment to evaluate perspectives from internal and external stakeholders around key environmental, social and governance (ESG) topics, which we plan to refresh approximately every five years. Aligned with the results of this assessment, we focus our disclosures around the following three key pillars.

Commitment to patients: Delivering medicines to patients is our core business purpose, and we do this in a way that builds trust with the patient and healthcare provider communities. We are committed to ensuring patients can access our therapies, and we provide support programs that help patients in the U.S. to rapidly fill and afford their prescriptions, with dedicated case management support, co-pay assistance and free medicines for eligible patients. Additional programs have included global early access to investigational medicines for eligible patients and practices to enable diverse and representative clinical trial participation. Further, we are committed to protecting patient privacy by safeguarding clinical and commercial data across the company, consistent with best practices.

Attracting, engaging and retaining our employees: Knowing our employees are central to the strength of our business, we recruit and hire highly qualified talent with diverse skill sets, career and life experiences, and education, and we work hard to ensure our employees have the support they need to individually excel and achieve operational excellence together. We are intentional in how we build and nurture our culture, and cultivate a workplace that values well-being, continuous learning, and talent development tailored to individual employee interests in alignment with business needs. In doing so, we practice equity by treating all employees with fairness and working to ensure equal opportunity for current and potential employees. Importantly, we also celebrate the unique differences and varied life experiences of our employees so that we can sustain our diverse culture, which in turn fosters inclusion and belonging so that everyone feels welcome and accepted. Notable employee programs include comprehensive total rewards compensation and benefits, a robust learning and development curriculum, and mentoring and leadership training.

Responsible business practices: We protect the company by planning ahead where possible and preparing for the unknown. In 2023, we updated cybersecurity initiatives and training to guard against cyber-attacks and safeguard our employee, patient and customer data. In 2024, we held over 30 company-wide and department- level artificial intelligence (AI) training sessions to raise awareness of the risks and responsible use of AI. All employees receive annual information security and privacy training, with 96% completion in 2024.

REPORTING OF SUSTAINABILITY METRICS

Since 2021, we have published an annual Sustainability Report to highlight our environmental, social and governance, or ESG, risk management initiatives. In May 2025, we will publish our fourth annual Sustainability Report for the 2024 calendar year.

Blueprint Medicines Proxy Statement 2025 | -ix-

Blueprint Medicines Proxy Statement 2025 | -x-

Blueprint Medicines Proxy Statement 2025 | -xi-

Information Concerning Solicitation

and Voting

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Blueprint Medicines Corporation for use at the annual meeting of stockholders to be held online on Wednesday, June 18, 2025, at 3:00 p.m., Eastern Daylight Time, and at any adjournment or postponement thereof. The annual meeting will be held entirely online this year at http://www.virtualshareholdermeeting.com/BPMC2025. We encourage all stockholders to attend the annual meeting online. However, whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Additional details regarding attending the virtual annual meeting and voting at the meeting are provided below in section entitled “Frequently Asked Questions Regarding the Annual Meeting and Voting.”

Unless otherwise stated, all references to “us,” “our,” “Blueprint,” “Blueprint Medicines,” “we,” the “company” and similar designations refer to Blueprint Medicines Corporation and its consolidated subsidiaries. References to our website are inactive textual references only, and the contents of our website are not incorporated by reference into this proxy statement.

This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We are making this proxy statement, the related proxy card and our 2024 annual report to stockholders available to stockholders for the first time on or about April 24, 2025.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Blueprint Medicines Corporation, 45 Sidney Street, Cambridge, Massachusetts 02139 or by calling 1-800-579-1639, by emailing sendmaterial@proxyvote.com or by submitting a request over the Internet at www.proxyvote.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the SEC’s website at www.sec.gov and the “Investors & Media—SEC Filings” section of our website, which is located at http://ir.blueprintmedicines.com.

Blueprint Medicines Proxy Statement 2025 | 1

PROPOSAL 1
Election of Directors

Our board of directors is divided into three classes, with one class of our directors standing for election each year. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term and until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the board of directors.

The term of office of our Class I directors, Jeffrey W. Albers, Mark Goldberg, M.D., Nicholas Lydon, Ph.D., FRS, and John Tsai, M.D., will expire at the 2025 annual meeting of stockholders. The nominees for Class I directors for election at the 2025 annual meeting of stockholders are Mr. Albers, Dr. Goldberg, and Dr. Tsai. On April 21, 2025, Dr. Lydon notified us that he will not stand for reelection as a director at the 2025 annual meeting of stockholders. His service on our board of directors will therefore end at the 2025 annual meeting of stockholders. Dr. Lydon’s decision did not result from any disagreement with us on any matter relating to our operations, policies or practices. If any of Mr. Albers, Dr. Goldberg, and Dr. Tsai is elected at the 2025 annual meeting of stockholders, such individual will be elected to serve for a three-year term that will expire at our 2028 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form will be voted for Mr. Albers, Dr. Goldberg, and Dr. Tsai or, in the event that any of Mr. Albers, Dr. Goldberg and Dr. Tsai is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

VOTE REQUIRED AND Recommendation of the Board of Directors

The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the 2025 annual meeting of stockholders and entitled to vote on the election of directors will be elected to the board of directors. If a nominee receives a greater number of votes “withheld” than votes “for” such election, the nominee is required to promptly tender their resignation to the board of directors in accordance with our director resignation policy, as described in our corporate governance guidelines. The nominating and corporate governance committee will consider all factors it deems relevant in determining whether to recommend to the board of directors to accept any resignation offer. The board of directors will act on the nominating and corporate governance committee’s recommendation within 90 days following certification of the election results. In deciding whether to accept the resignation offer, the board of directors will evaluate the factors considered by the nominating and governance committee and any additional information and factors that the board of directors believes to be relevant. The company will promptly publicly disclose the board of directors’ decision in a periodic or current report filed with the SEC.

Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF JEFFREY W. ALBERS, MARK GOLDBERG, M.D. AND JOHN TSAI, M.D. TO SERVE AS CLASS I DIRECTORS.

Blueprint Medicines Proxy Statement 2025 | 2

Information Regarding Directors

Set forth below are the names and certain information for each member of our board of directors, including the nominees for election as Class I directors, as of March 31, 2025. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which the individual has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our board of directors to conclude that the individual should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics that the nominating and corporate governance committee expects of each director, which are described under the section titled “—Director Nomination Process.”

There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Class I Director Nominees
Jeffrey Albers	53	Chairperson of the Board
Mark Goldberg, M.D.(1)(2)	70	Director
John Tsai	57	Director
Class I Director
Nicholas Lydon, Ph.D., FRS*	68	Director
Class II Directors
Alexis Borisy	53	Director
Lonnel Coats(1)(3)	60	Director
Kathryn Haviland	49	President and Chief Executive Officer, Director
Class III Directors
Daniella Beckman (1)	46	Director
Habib Dable (2)(3)	55	Director
Lynn Seely, M.D.(2)(3)	66	Lead Independent Director

(1) Member of the audit committee. (2) Member of the compensation committee. (3) Member of the nominating and corporate governance committee.

*Dr. Lydon has notified us that he will not stand for reelection as a director at the 2025 annual meeting of stockholders. See “Proposal 1 – Election of Directors” above.

Blueprint Medicines Proxy Statement 2025 | 3

CLASS I DIRECTOR NOMINIEES
TERM EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Jeffrey Albers Venture Partner, Atlas Venture Age: 53 Director since: 2014 Chairperson of the Board since: 2021 Committees: None

Experience

●
Chairperson of the Board (since 2021), Executive Chairman (2022 – 2023), President and Chief Executive Officer (2014 – 2022), Blueprint Medicines Corporation
●
Venture Partner (since 2023), Atlas Venture, an early-stage venture capital firm that invests in life sciences startup companies in the U.S.
●
President (2012 – 2014), Algeta ASA, a Norwegian biopharmaceutical company focused on novel targeted oncology therapies
●
Held positions (2005 – 2011), most recently Vice President of the U.S. Hematology and Oncology business unit, at Genzyme Corporation, a biotechnology company that is now a wholly-owned subsidiary of Sanofi

Qualifications

Mr. Albers has demonstrated strong leadership qualities throughout his service as a senior executive in the biopharmaceutical industry, as well as a venture capitalist and attorney. He has extensive experience in commercialization, research and development, business development and investor relations. As our former chief executive officer and executive chairman, he brings an innovative global perspective to our business and the issues facing our company. He also provides strong guidance to our board of directors and executive team with respect to our corporate strategy and future growth.

Education

●
B.S., Indiana University
●
M.B.A., Georgetown University
●
J.D., Georgetown University

Other Current Public Boards

●
Kymera Therapeutics, Inc. (since 2020), chair of the compensation committee (since 2022) and member of the audit committee (since 2024)
●
Spyre Therapeutics, Inc., chairman of the board (since 2024), chair of the compensation committee (since 2023) and member of the audit committee (since 2023)

Former Public Boards

●
Magenta Therapeutics, Inc., member of the audit and compensation committees (2017 – 2023 when merged with Dianthus Therapeutics, Inc.)

Blueprint Medicines Proxy Statement 2025 | 4

Mark Goldberg, M.D.

Lecturer in Medicine, Medicine at Harvard Medical School, and Faculty Member, Hematology Division, Brigham and Women’s Hospital

Age: 70

Independent Director since: 2015

Committees:

Audit

Compensation

Experience

●
Board certified hematologist/oncologist (retired)
●
Lecturer in Medicine, Harvard Medical School (since 2021)
●
Faculty Member, Hematology Division, Brigham and Women’s Hospital (since 1987)
●
Associate Professor in Medicine, Harvard Medical School (1996 – 2021)
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Staff Physician, Dana-Farber Cancer Institute (1996 – 2018)
●
Advisor (2018 – present), Acting Chief Medical Officer (2015 – 2018), CANbridge Life Sciences Ltd., a biopharmaceutical company focused on rare diseases and rare oncology
●
Member (2019 – present) vice-chair of the board and chair of the human capital committee (2025 – present), National Board of Directors of American Cancer Society (ACS); Chair (2017 – 2020) and member (2017 - present) ACS Eastern New England Area Board; Member (2010 – 2017), ACS New England Division Board
●
Served as an advisor and previously held various executive positions of increasing responsibility (2011-2015 when acquired by Alexion), including as Executive Vice President, Medical and Regulatory Strategy, at Synageva BioPharma Corp., a biopharmaceutical company focused on rare diseases
●
Served in various management capacities of increasing responsibility (1996 – 2011), including as Senior Vice President, Clinical Development and Global Therapeutic Head, Oncology, Genetic Health, and Chairman of the Early Product Development Board, at Genzyme Corporation, a biotechnology company that is now a wholly-owned subsidiary of Sanofi

Qualifications

Dr. Goldberg has extensive industry knowledge and healthcare experience acquired through his career as a physician and scientist, as well as senior leadership roles held through all stages of early and late-stage product development in oncology and rare diseases, including extensive experience working with global regulatory authorities. His scientific and medical expertise provide our board of directors and executive team with invaluable perspective on the issues facing our company as we continue to advance a broad pipeline of innovative therapies.

Education

●
A.B., Biochemical Sciences, Harvard College
●
M.D., Harvard Medical School

Other Current Public Boards

●
Avacta Group plc (since 2021)

Former Public Boards

●
GlycoMimetics, Inc., chair of the nominating and corporate governance and member of the compensation committee (2014 - 2025)
●
ImmunoGen, Inc., member of the compensation and governance and nominating committees (2011 – 2024 when acquired by AbbVie Inc.)
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Idera Pharmaceuticals, Inc. (2014 – 2022)
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Audentes Therapeutics, Inc. (2017 – 2020 when acquired by Astellas Pharma Inc.)
●
aTyr Pharma, Inc. (2015 – 2017)

Blueprint Medicines Proxy Statement 2025 | 5

John Tsai, M.D. Chief Executive Officer, Forcefield Therapeutics Age: 57 Independent Director since: 2023 Committees: None

Experience

●
Chief Executive Officer (since 2023), Forcefield Therapeutics Limited
●
Executive Partner (since 2023), Syncona Investment Management Limited
●
President, Global Drug Development and Chief Medical Officer (2018 – 2022), Novartis AG
●
Chief Medical Officer and Senior Vice President of Global Medical Affairs (2017 – 2018), Amgen Inc.
●
Held positions of increasing responsibility within the Medical and Drug Development organizations at Bristol-Myers Squibb (2006 – 2017), including Head of Late Phase Development and Oncology Development Leader, Head of Worldwide Medical Affairs, Chief Medical Officer Europe, Head of U.S. Medical, and Vice President, Cardiovascular and Metabolic Disease Area
●
Held drug development roles at Pfizer and management development roles at GE

Qualifications

Dr. Tsai’s industry knowledge developed during his nearly two decades in the biotechnology and pharmaceutical industry makes him an important contributor to our board of directors. As Chief Medical Officer at both Novartis AG and Amgen, Dr. Tsai gained deep experience and insight overseeing strategy across broad portfolios, early- to late- stage research and development, commercial launches, medical affairs best practices, the global regulatory landscape for new medicines, engineering work across cutting edge technologies and leading teams through breakthrough advancements, all of which are highly valuable to a company at our stage of growth.

Education

●
B.S., Electrical Engineering, Washington University in St. Louis
●
M.D., University of Louisville School of Medicine

Blueprint Medicines Proxy Statement 2025 | 6

CLASS I DIRECTOR TERM EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Nicholas Lydon, Ph.D., FRS* Scientific Founder, Blueprint Medicines Age: 68 Director since: 2011 Committees: None

Experience

●
Scientific Founder, member of Scientific Advisory Board, Blueprint Medicines Corporation
●
Co-Founder, IDRx, Inc. (2021 – 2025 when acquired by GSK), a biopharmaceutical company focused on precision combination oncology therapies
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Co-Founder, Scientific Advisor and board member (since 2019), Recludix Pharma Inc., a drug discovery company focused on STAT3 and STAT6 inhibitors
●
Co-Founder and Managing Member (2019 - 2025), VB Therapeutics LLC, a biotechnology company developing targeted T-cell mediated clonal diseases
●
Co-Founder and Managing Member (since 2019), Staurus Biopharma, LLC, a privately held biopharmaceutical company developing antibody treatments for MRSA infections
●
Co-Founder, Scientific Advisor and board member (2006 – 2019), AnaptysBio Inc., a biotechnology company focused on autoimmune disease
●
Scientific Advisor and board member (2003 – 2011), Ambit Biosciences Corp., a biopharmaceutical company focused on kinase inhibitor therapeutics to treat a range of diseases
●
Vice President, Small Molecule Drug Discovery (2000 – 2002), Amgen Inc.
●
Founder and Chief Executive Officer (1997 – 2000 when acquired by Amgen), Kinetix Pharmaceuticals, Inc., a biotechnology company focused on the discovery and development of selective protein kinase inhibitors
●
Oversaw tyrosine protein kinase program, including the discovery and preclinical development of imatinib (1985 – 1997), at Ciba-Giegy AG (now Novartis AG)

Qualifications

Dr. Lydon is a renowned scientific leader in the field of kinase drug discovery and development, who made central contributions to the discovery of Gleevec (imatinib), one of the most successful targeted therapies developed to date, as well as other approved medicines. Beyond his scientific expertise, he also has extensive industry knowledge and leadership experience garnered from forming and leading multiple life science companies over the last two decades. His research and development expertise, along with his experience on public company boards, provides important perspective to our executive team and board of directors informing our research and development and corporate strategy.

Education

●
B.S., Biochemistry and Zoology, University of Leeds, England
●
Ph.D., Biochemistry, Medical Sciences Institute, University of Dundee, Scotland

Former Public Boards

●
AnaptysBio, Inc. (2006 – 2019)

*Dr. Lydon has notified us that he will not stand for reelection as a director at the 2025 annual meeting of stockholders. See “Proposal 1 – Election of Directors” above.

Blueprint Medicines Proxy Statement 2025 | 7

CLASS II DIRECTORS

TERM EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Alexis Borisy Co-Founder and Operating Chairman, Curie.Bio Age: 53 Director since: 2011 Committees: None

Experience

●
Co-Founder, Operating Chairman (since 2022), Curie.Bio, Inc., a venture capital firm focused on helping entrepreneurial founders launch therapeutics companies
●
Co-Founder (2021-2025 when acquired by GSK), IDRx, Inc., a biopharmaceutical company focused on precision combination oncology therapies
●
Co-Founder, Executive Chairman (2021 – 2023), Chairman and Chief Executive Officer (2020 – 2021), EQRx Inc., a pharmaceutical company focused on developing and expanding access to innovative medicines in prevalent disease areas
●
Co-Founder, Interim Chief Executive Officer (2013 – 2014), Blueprint Medicines Corporation
●
Partner (2010 – 2019), Third Rock Ventures, a life sciences venture capital firm focused on the formation, development, and strategy of new companies
●
Co-Founder, Chairman (2011 – 2017 when acquired by Roche), Interim Chief Executive Officer (2009 – 2011), Foundation Medicine, Inc., a molecular insights company focused on genomic profiling
●
Founder, Chief Executive Officer (2000 – 2009), CombinatoRx, Inc., a biopharmaceutical company focused on synergistic combination pharmaceuticals

Qualifications

Mr. Borisy brings strong business judgment and industry knowledge acquired over the past 25 years through his time spent building, operating and investing in breakthrough life sciences-based companies. Mr. Borisy has extensive corporate leadership experience, which he gained as a co-founder, chief executive officer, chairman or founding investor of more than 15 life sciences companies, 10 of which were listed on the Nasdaq, as well as M&A expertise acquired while in such leadership positions.

Education

●
B.S., Chemistry, University of Chicago
●
M.S., Chemistry and Chemical Biology, Harvard University

Other Current Public Boards

●
Revolution Medicines, Inc., member of the compensation and nominating and corporate governance committees (since 2014)
●
Relay Therapeutics, Inc., chairman of the board of directors and member of the audit, compensation, and research and development committees (since 2016)
●
Tango Therapeutics, Inc., chairman of the board of directors and member of the audit and compensation committees (since 2017)

Former Public Boards

●
OPKO Health, Inc. (2022 – 2024)
●
EQRx Inc., Executive Chairman (2020 – 2023)
●
Magenta Therapeutics, Inc. (2015 – 2022)
●
CombinatoRx, Inc. (2000 – 2019)
●
Editas Medicine, Inc. (2013 – 2018)
●
Foundation Medicine (2009 – 2018)
●
FORMA Therapeutics, Inc. (2007 – 2012)

Blueprint Medicines Proxy Statement 2025 | 8

Lonnel
Coats

Former Chief Executive Officer, Lexicon Pharmaceuticals

Age: 60

Independent Director since: 2016

Designated Audit Committee Financial Expert

Committees:

Audit

Nominating and Corporate Governance, Chair

Experience

●
Chief Executive Officer (2014 - 2024), Lexicon Pharmaceuticals, Inc., a biopharmaceutical company pioneering medicines for a range of diseases including neuropathic pain, heart failure, diabetes, and metabolism
●
Served in a series of leadership positions at Eisai Inc. and Eisai Corporation of North America, both of which are U.S. subsidiaries of Tokyo-based pharmaceutical company Eisai Co., Ltd. (1996 – 2014), including Chief Executive Officer, Eisai Inc. (2010 – 2014), and President and Chief Operating Officer, Eisai Inc. (2004 – 2010)
●
Held a variety of sales and management positions at Janssen Pharmaceuticals, Inc., a division of Johnson & Johnson (1988 – 1996)

Qualifications

Mr. Coats’ industry knowledge, pipeline development and commercial experience, as well as his financial and leadership expertise make him a valuable contributor to our board of directors. He brings a practical perspective and provides in-depth industry knowledge on managing operations of a global life sciences company, including commercial and financial management strategies. Mr. Coats is a designated audit committee financial expert with experience in matters faced by the audit committee of a company with life sciences product revenues and related expenses.

Education

●
B.S., Public Administration, Oakland University

Other Current Public Boards

●
Verve Therapeutics, Inc., member of the audit committee (since 2022)

Former Public Boards

●
Lexicon Pharmaceuticals, Inc. (2014 – 2024)

Blueprint Medicines Proxy Statement 2025 | 9

Kathryn Haviland President and Chief Executive Officer, Blueprint Medicines Age: 49 Director since: 2022 Committees: None

Experience

●
President and Chief Executive Officer (since 2022), Chief Operating Officer (2019 – 2022), Chief Business Officer (2016 – 2019), Blueprint Medicines Corporation
●
Vice President, Rare Diseases and Oncology Program Leadership (2014 – 2015), Idera Pharmaceuticals, Inc., a biopharmaceutical company focused on oncology and inflammation (now Aceragen, Inc.)
●
Head of Commercial Development (2012 – 2014), Sarepta Therapeutics, Inc., a biopharmaceutical company focused on rare diseases
●
Executive Director of Commercial Development (2007 – 2012), PTC Therapeutics, Inc., a pharmaceutical company focused on small molecule drugs and gene therapy
●
Held various corporate development and project management roles (2005 – 2007) at Genzyme Corporation, a biotechnology company that is now a wholly-owned subsidiary of Sanofi

Qualifications

Ms. Haviland brings strong business judgment to our company, honed through her extensive career with over 15 years’ experience in senior executive positions at biopharmaceutical companies. Ms. Haviland has a deep understanding of our business, as well as the life sciences and biopharmaceutical industries, that informs and supports our vision, infrastructure and operations. In addition, Ms. Haviland has extensive expertise with financial management, corporate strategy, pipeline development, commercialization, business development and investor relations, which make her a valuable contributor to our board of directors and executive team.

Education

●
B.A., Biochemistry/Molecular Biology and Economics, Wesleyan University
●
M.B.A., Harvard Business School

Other Current Public Boards

●
Fulcrum Therapeutics, Inc., chairperson (since 2022) and member of the audit and nominating and corporate governance committees (since 2018)
●
Bicara Therapeutics, Inc., member of the compensation committee (since 2023)

Blueprint Medicines Proxy Statement 2025 | 10

CLASS III DIRECTORS
TERM EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS

Daniella Beckman Chief Financial Officer, Tango Therapeutics Age: 46 Independent Director since: 2021 Designated Audit Committee Financial Expert Committees: Audit, Chair

Experience

●
Chief Financial Officer (since 2019), Tango Therapeutics, Inc., a biotechnology company focused on precision medicine in oncology
●
Provided consulting services and served as the interim Chief Financial Officer for biotechnology companies (2015 – 2019)
●
Chief Financial Officer (2011 – 2014 when acquired by Merck & Co., or Merck), Corporate Controller (2008 – 2011), Idenix Pharmaceuticals, Inc., a biopharmaceutical company focused on viral diseases
●
Held various finance positions at Coley Pharmaceutical Group, Inc. (2006 – 2008), Biogen Inc. (2004 – 2006), and PricewaterhouseCoopers (2000 – 2004)

Qualifications

Ms. Beckman’s expertise with investor relations and cybersecurity oversight, along with her business and financial experience, make her a strong contributor to our board of directors. Ms. Beckman has worked in both private and publicly traded companies in the biotechnology industry and has honed her leadership experience while serving as the Chief Financial Officer of Tango Therapeutics. Ms. Beckman’s experiences provide a valuable perspective on the current issues facing the company.

Education

●
B.A., Business Administration and Accounting, Boston University

Other Current Public Boards

●
Upstream Bio, Inc., member of the audit committee (since 2024)
●
Vor Biopharma Inc., chair of the audit committee and member of the compensation committee (since 2020)

Former Public Boards

●
Translate Bio, Inc., chair of both the audit and nominating and corporate governance committees (2017 – 2021)
●
5:01 Acquisition Corp., chair of the audit committee and member of the nominating committee (2020 – 2022)

Blueprint Medicines Proxy Statement 2025 | 11

Habib Dable Part-time Venture Partner, RA Capital Management, L.P. Age: 55 Independent Director since: 2022 Committees: Compensation Nominating and Corporate Governance

Experience

●
Part-time Venture Partner (since 2022), RA Capital Management, L.P., a multi-stage investment management firm that invests in public and private healthcare and life science companies
●
Advisor (since 2022), GLG Institute, a firm providing leadership and operational guidance to healthcare and life sciences companies
●
President and Chief Executive Officer (2016 – 2021 when acquired by Merck), Acceleron Pharma Inc., a biopharmaceutical company targeting leading-edge therapies for patients with serious and rare diseases
●
Held positions of increasing responsibility (1994 – 2016), Bayer, including President of U.S. Pharmaceuticals; Executive Vice President, Global Head Specialty Medicine; Vice President, Ophthalmology; Global Launch Team Head, EYLEA®; Global Head, Neurology and Ophthalmology; and Vice President, Regional Head, Hematology and Cardiology

Qualifications

Mr. Dable brings deep commercial expertise across multiple therapeutic categories from a successful 20-year career at Bayer, along with operational, investor relations and M&A experience as Chief Executive Officer of Acceleron Pharma and a board member for multiple public companies. With a diverse set of perspectives on our industry, he provides valuable guidance and support to our executive team and board of directors.

Education

●
B.B.A., Marketing and Finance, University of New Brunswick
●
M.B.A., University of New Brunswick

Other Current Public Boards

●
PepGen Inc., member of the nominating and corporate governance committee (since 2022), member of the audit committee (since 2024)
●
Aerovate Therapeutics, Inc., chair of the board of directors and member of the compensation committee (since 2023)
●
Day One Biopharmaceuticals, Inc., member of the nominating and corporate governance committee (since 2024)

Former Public Boards

●
Albireo Pharma (2022 – 2023)
●
Acceleron Pharma Inc. (2016 – 2021 when acquired by Merck)
●
Millendo Therapeutics (2018 – 2021)

Blueprint Medicines Proxy Statement 2025 | 12

since: 2021 Chair
●
Lyell Immunopharma, Inc., a clinical-stage T-cell reprogramming company advancing a diverse pipeline of cell therapies for patients with solid tumors
●
Chief Executive Officer (2016 – 2021), Myovant Sciences, Inc., a biopharmaceutical company focused on developing and commercializing innovative therapies for women’s and men’s health
●
Medivation, Inc., prior to its acquisition by Pfizer
●
Anevisa, Inc. (formerly Corgentech Inc.) (2002 – 2005), Cytyc Health Corporation (2001 – 2002), and ProDuct Health, Inc. (2000 – 2001)
●
Chiron Corporation

●
●
●
●

●

●

Lynn Seely, M.D.

President and Chief Executive Officer, Lyell Immunopharma

Age: 66

Independent Director since: 2016

Lead Independent Director since: 2021

Committees:

Compensation, Chair

Nominating and Corporate Governance

Experience

●
President and Chief Executive Officer (since 2021), Lyell Immunopharma, Inc., a clinical-stage T-cell reprogramming company advancing a diverse pipeline of cell therapies for patients with solid tumors
●
President and Chief Executive Officer (2016 – 2021), Myovant Sciences, Inc., a biopharmaceutical company focused on developing and commercializing innovative therapies for women’s and men’s health
●
Chief Medical Officer (2005 – 2015), Medivation, Inc., prior to its acquisition by Pfizer
●
Held various finance positions at Anevisa, Inc. (formerly Corgentech Inc.) (2002 – 2005), Cytyc Health Corporation (2001 – 2002), and ProDuct Health, Inc. (2000 – 2001)
●
Began her career in the industry as an Associate Director of Clinical Development (1996 – 2000), Chiron Corporation

Qualifications

Dr. Seely’s leadership experience and industry knowledge, developed during her extensive career in the healthcare and life sciences sector, make her a valuable contributor as our lead independent director. Her service as Chief Executive Officer of Myovant Sciences and Chief Medical Officer of Medivation give her a unique understanding of the operations of a company at our stage of growth. Her experiences with pipeline development and commercialization provide her with a valuable understanding of the scientific and regulatory landscape and potential issues we may face throughout the commercialization process.

Education

●
B.A., Journalism, University of Oklahoma
●
M.D., University of Oklahoma College of Medicine
●
Completed residency and served as chief resident in internal medicine, Yale-New Haven Hospital
●
Completed fellowship in endocrinology and metabolism, University of California, San Diego

Other Current Public Boards

●
Lyell Immunopharma, Inc. (since 2021)

Former Public Boards

●
Myovant Sciences, Inc. (2016 – 2021)

Blueprint Medicines Proxy Statement 2025 | 13

Corporate Governance

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted.

CORPORATE GOVERNANCE HIGHLIGHTS

●	We have continued our trend of active stockholder engagement. Following our 2024 annual meeting, during the fall of 2024, we reached out to our ~~t~~op 30 stockholders, representing approximately 75% of our shares outstanding, to proactively engage in discourse around corporate governance matters and other topics that may be important to our stockholders. We received verbal and written feedback from stockholders representing approximately 60% of our outstanding shares.
●	At our 2024 annual meeting, all three of our Class III director nominees received at least 70% of the votes out of the total votes cast for the director nominees.
●	Last year, our stockholders approved and adopted our 2024 Stock Incentive Plan, or 2024 Plan, to support our performance-based compensation approach. The 2024 Plan was approved by 71% of our stockholders represented at the 2024 annual meeting of stockholders. Upon approval and adoption of the 2024 Plan, we retired our 2015 Stock Option and Incentive Plan, or 2015 Plan, and our 2020 Inducement Plan, or 2020 Plan, and no further awards have been made from those plans. Based on prior stockholder feedback, we chose not to include an evergreen provision in our 2024 Plan that would have automatically increased the share reserve on an annual basis. In structuring the shares available under our 2024 Plan, we consolidated all of our shares available for grant into one plan, providing stockholders the opportunity to review our grant practices and vote on a consolidated new share authorization in approximately three to four years’ time, which was consistent with stockholder feedback on the frequency with which we should return for the reauthorization vote.
●	Since April 2023, we have maintained an over-boarding policy that limits our directors to service on four public company boards (including ours) or three public company boards (including ours) for directors who are sitting public company chief executive officers. All of our directors are currently in compliance with our over-boarding policy. For more information, see “Board Response to Stockholder Feedback” below.
●	In 2024, we implemented a director resignation policy, which establishes that any director nominee who receives a greater number of “withhold” votes than “for” votes in an uncontested election of directors is required to tender their resignation promptly following the certification of the election results.
●	We are committed to aligning our executive officers’ interests with that of our stockholders, including through our maintenance of meaningful minimum stock ownership guidelines for our executive officers and directors and granting performance-based equity awards to our executive officers in the form of PSU awards. In early 2025, we further expanded our PSU program to include all senior leaders at the company at or above the vice president level to deepen alignment of leadership with shareholder interests.
●	We have maintained an average tenure goal of ten years or less for independent directors. As of March 31, 2025, the average tenure of our current independent directors is approximately 7.6 years, with a mix of tenure lengths ranging from 2 to 14 years. This mix of tenure lengths allows us to balance institutional knowledge and experience with fresh perspectives.
●	As of March 31, 2025, eight out of ten, or 80%, of our directors are independent, including 100% of the chairs and members of our audit, compensation, and nominating and corporate governance committees.
●	A core component of our operating model is the integration of diverse skill sets, career and life experiences, and education to help us solve complex scientific, medical and business challenges inherent in driving innovation to globally impact patients with significant medical needs. Our directors reflect this approach to diversity and bring a breadth of distinct and valuable perspectives to the board, including 50% who have an advanced medical, scientific or technical degree, 33% who have an advanced legal or business degree, and 50% who are women or minorities.
●	We prohibit hedging transactions by our directors and employees, including our executive officers.

Blueprint Medicines Proxy Statement 2025 | 14

●	In 2023, we adopted an updated clawback policy that allows us to recoup incentive-based compensation provided to our current or former executive officers that is granted, earned or vested based on attainment of financial reporting measures. For more information, see the section entitled “Clawback Policy.”

CORPORATE GOVERNANCE STRENGTHS

We are committed to exercising good corporate governance practices. We believe that good governance promotes the long-term interests of our stockholders and strengthens the accountability of our board of directors and management. Our corporate governance practices are primarily designed to:

Enhance independent oversight	Increase accountability to stockholders	Ensure a fit-for-purpose board of directors	Align interests with long-term stockholders
Eight of ten directors (80%) are independent*	Rigorous stockholder engagement program	Purposeful board evolution to continue to align director experience and skills with company growth plans	Significant portion of executive total compensation value dependent upon stock price performance over three to four year vesting terms
Board committees composed of all independent directors, including chairs	Periodically conduct board and committee self-evaluations	Commitment to ensuring the board represents diversity of experience, tenure and backgrounds	Stock ownership guidelines for directors and executives
Designated lead independent director	Annual advisory approval of executive compensation	Maintain a director over-boarding policy	No margin accounts, pledging or hedging of company shares
	Clawback policy for current and former executive officers as defined in Item 401(b) of Regulation S-K	Adopted a director resignation policy

* This figure is based on the Nasdaq Listing Rules for director independence.

CORPORATE GOVERNANCE MATERIALS

Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the “Investors & Media — Corporate Governance” section of our website, which is located at http://ir.blueprintmedicines.com. Alternatively, you can request a copy of any of these documents by contacting us at Blueprint Medicines Corporation, 45 Sidney Street, Cambridge, Massachusetts 02139, Attn: Investor Relations, telephone: (617) 374-7580, e-mail: ir@blueprintmedicines.com.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of our code of business conduct and ethics is

Blueprint Medicines Proxy Statement 2025 | 15

available on the “Investors & Media — Corporate Governance” section of our website, which is located at http://ir.blueprintmedicines.com. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K.

Our board of directors has also adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders, which we periodically review and update, with the most recent update occurring in 2024. A copy of our corporate governance guidelines is available on the “Investors & Media — Corporate Governance” section of our website, which is located at http://ir.blueprintmedicines.com.

DIRECTOR RESIGNATION POLICY

In 2024, in response to stockholder feedback, we implemented a director resignation policy, which is set forth in our corporate governance guidelines, a copy of which is available on the “Investors & Media — Corporate Governance” section of our website. The policy establishes that any director nominee who receives a greater number of “withhold” votes than “for” votes in an uncontested election of directors is required to tender their resignation promptly following the certification of the election results. Abstentions and broker non-votes, if any, are not counted as either a “withhold” or “for” vote.

The nominating and corporate governance committee will promptly consider whether to accept or reject the resignation offer, or whether other action should be taken, and make a recommendation to the board of directors. The board of directors will act on the recommendation of the nominating and corporate governance committee no later than 90 days following the certification of the election results. In deciding whether to accept the resignation offer, the board of directors will evaluate the factors considered by the nominating and corporate governance committee and any additional information and factors that the board of directors believes to be relevant. Any director who tenders a resignation offer pursuant to the director resignation policy will not participate in the proceedings of either the nominating and corporate governance committee or the board of directors with respect to their own resignation offer. However, the director will remain active and engaged in all other activities of the board of directors, deliberations and decisions of the board of directors and its committees during the evaluation process conducted by the nominating and corporate governance committee and board of directors.

We will promptly publicly disclose the board of directors’ decision and, if applicable, the reasons for rejecting the tendered resignation in a periodic or current report filed with the SEC.

RISK OVERSIGHT

Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with reviews of the operations and corporate functions of our company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each committee of our board of directors also oversees the management of our company risk that falls under the committee’s particular purview and within its areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our audit committee oversees our policies and programs related to our financial and accounting systems, accounting policies and investment strategies, internal audit function, investment strategies and cybersecurity. With respect to cybersecurity risk, our audit committee receives periodic updates from the company’s information security team, which include bi-annual presentations on the status of our cybersecurity risk management program by the senior vice president, information systems. These reports include updates on our performance preparing for, preventing, detecting, responding to and recovering from cyber incidents, if any. The audit committee also is responsible for addressing risks arising from related party transactions, if any. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and certain members of our executive team, as and when needed. The audit committee oversees the operation of our risk management program,

Blueprint Medicines Proxy Statement 2025 | 16

including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our board of directors regarding these activities. Our compensation committee oversees risks associated with our compensation policies and practices to help ensure that such policies and practices do not incentivize or encourage excessive risk-taking, and periodically assists our board of directors in its oversight of human capital management policies and strategies, including those regarding recruiting, retention, and career development. Our nominating and corporate governance committee oversees risks related to our governance structure and succession planning, and our environmental, social and governance risk and reporting.

BOARD DETERMINATION OF INDEPENDENCE

Our board of directors annually undertakes a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Jeffrey W. Albers and Kathryn Haviland, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Mr. Albers is not an independent director under Rule 5605(a)(2) because he was employed as our president and chief executive officer through April 3, 2022 and as our executive chairman through December 31, 2022, and was engaged as a consultant to the company until December 31, 2023. Ms. Haviland is not an independent director under Rule 505(a)(2) because she is currently employed as our president and chief executive officer and was previously employed as our chief operating officer from January 2019 through April 2022, and as our chief business officer from January 2016 to January 2019. Our board of directors also determined that each of: Daniella Beckman, Lonnel Coats and Mark Goldberg, who comprise our audit committee; Lynn Seely, Habib Dable and Mark Goldberg, who comprise our compensation committee; and Lonnel Coats, Habib Dable and Lynn Seely, who comprise our nominating and corporate governance committee, satisfies the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable, including in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act, and in the case of all members of the compensation committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

DIRECTOR NOMINATION PROCESS

The process followed by our nominating and corporate governance committee of our board of directors to identify and evaluate qualified director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

DIRECTOR CRITERIA, QUALIFICATIONS, AND EXPERIENCE

In considering whether to recommend to our board of directors any candidate for inclusion in our board of directors’ slate of recommended director nominees, including candidates recommended by stockholders, the nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include, without limitation, the candidate’s experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, accomplishments in the candidate’s respective field, the candidate’s reputation for high ethical and moral standards, the candidate’s time and ability to devote to the affairs of the company, and to the extent applicable, the candidate’s history of actively contributing to any boards of directors on which the candidate previously served.

Our nominating and corporate governance committee and our board of directors know that a diversity of skills, experiences, perspectives and backgrounds across our organization, including our board of directors, helps us to

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solve complex scientific, medical and business challenges inherent to the biopharmaceutical sector. Accordingly, as noted in our corporate governance guidelines, the board is committed to a diversified membership, and in addition to the criteria referenced above, the nominating and corporate governance committee will also consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience and other background characteristics. Our nominating and corporate governance committee’s and our board of directors’ priority in selecting board members is identification of highly-qualified individuals who will further the interests of our stockholders. Core to operating our business is our commitment to integrating diverse skill sets, career and life experiences, and education to solve complex scientific, medical and business challenges inherent in driving innovation, and we actively seek directors representing this diversity. Our holistic approach not only enriches our organization’s composition but also fuels our innovation and drives our success.

The director biographies on pages 4-13 of this proxy statement provide details regarding each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude such individual should continue to serve as a director. Our nominating and corporate governance committee and our board of directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees collectively possess the breadth of skill sets and specific experience desired of our board of directors as a whole.

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The following table and pie charts provide information regarding the depth, breadth and diversity of experience and background of our board of directors:

	Albers	Beckman	Borisy	Coats	Dable	Goldberg	Haviland	Lydon*	Seely	Tsai
Industry Knowledge Broad experience across leadership roles or functional expertise with respected life sciences companies or organizations.	•	•	•	•	•	•	•	•	•	•
Recent Experience as a Chief Executive Officer of a Public Company A track record of strategic thinking, growth or innovation through experience as a chief executive officer of a public company.	•		•	•	•		•		•
Commercialization Experience Experience developing commercial strategies or distinctive brands, including product launches, market development, geographical expansion, and lifecycle strategies.	•			•	•	•	•		•	•
Research and Pipeline Development Experience Deep experience with discovering or advancing innovative therapies from the bench through clinical development.	•		•	•		•	•	•	•	•

Medical Experience
Ability to leverage medical experience gained through earning an M.D. or through medical practice to help inform our strategy for bringing meaningful innovations to patients and healthcare providers.

						•			•	•
Regulatory Experience Experience shaping global regulatory strategies for breakthrough or innovative therapies.	•		•	•	•	•	•		•	•

Financial Experience**
Financially knowledgeable through experience as a chief financial officer, as a chief executive officer, supervising chief financial officers, and/or service on public company audit committees.

	•	•	•	•	•	•	•		•

Capital Markets and M&A Experience
Deep experience in financings, capital allocation, investments or mergers and acquisitions (M&A) through public company or venture capital leadership roles or stewardship of M&A transactions.

	•	•	•	•	•	•	•	•	•	•
Public Board Experience Experience through service on public company boards to help advise and oversee the strategic direction and continuing evolution of life sciences companies.	•	•	•	•	•	•	•	•	•
Investor Perspective Insights and experience gained through overseeing investor relations functions.	•	•		•	•		•		•
Cybersecurity Oversight Experience Experience gained through oversight of information technology functions.	•	•			•		•		•
Independence		•	•	•	•	•		•	•	•
Age (as of March 31, 2025)	53	46	53	60	55	70	49	68	67	57
Tenure on Board (approx. years as of March 31, 2025)	11	3	14	9	2	10	2	14	9	2
Gender	M	F	M	M	M	M	F	M	F	M
Ethnic or Racial Minority				•						•
Blueprint Board Leadership Role***	•	•		•					•

* Dr. Lydon has notified us that he will not stand for reelection as a director at the 2025 annual meeting of stockholders. See “Proposal 1 – Election of Directors” above.

**    Ms. Beckman and Mr. Coats are our designated audit committee financial experts, pursuant to SEC rules and regulations.

***  The Blueprint board leadership designation includes chairperson of the board, lead independent director and/or chair of a board committee.

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* As of March 31, 2025.

STOCKHOLDER NOMINATIONS

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to the amount of our beneficially owned common stock held by the stockholder or group of stockholders making the recommendation as of the date such recommendation is made, to Blueprint Medicines Corporation, Attention: Nominating and Corporate Governance Committee, 45 Sidney Street, Cambridge, Massachusetts 02139. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board of directors determines to nominate a stockholder-recommended candidate and recommends their election, then their name will be included in our proxy card for the next annual meeting.

Our amended and restated bylaws, or bylaws, also provide for proxy access that allows qualifying stockholders to directly nominate director candidates for consideration at an annual meeting of stockholders and have such candidate be included in our proxy materials for the applicable annual meeting. The key elements of our proxy access bylaw provisions are as follows:

●	Ownership Threshold and Holding Period Available to stockholders owning 3% or more of our shares continuously for three years or more.
●	Number of Board Seats
Total number of proxy access nominees is capped at the greater of (i) two or (ii) 25% of the number of directors in office as of the last day on which a notice of nomination of a director nominee by a stockholder may be timely delivered pursuant to and in accordance with our bylaws.

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●	Aggregation Limits 20-stockholder limit on the number of stockholders who can aggregate their shares to satisfy the 3% ownership requirement.
●	Future Ineligibility Any proxy access nominee who fails to receive at least 25% of the shares eligible to vote may not be re-nominated as a proxy access nominee for the next two annual meetings.

The above list is only a summary of our proxy access provisions in our bylaws and is qualified in its entirety by our bylaws. A stockholder who wishes to nominate a proxy access nominee to be considered for election as a director at the 2025 annual meeting of stockholders must follow the procedures set forth in our bylaws as well as under “Stockholder Proposals.”

BOARD LEADERSHIP STRUCTURE

Under our corporate governance guidelines, the positions of chairperson of our board of directors and of chief executive officer may, but need not be, the same person. Additionally, our corporate governance guidelines provide that if the chairperson of the board of directors is not an independent director, then the independent directors may elect one independent director to serve as the lead independent director.

Jeffrey W. Albers has served as a director since 2014 and as the chairperson of our board of directors since June 2021. Mr. Albers possesses detailed and first-hand knowledge of the issues, opportunities, and challenges facing our business, making him well-suited to preside over meetings of, and oversee, our board of directors. Because Mr. Albers was employed by us in his role as president and chief executive officer through April 3, 2022, continued to be employed by us in his role as executive chairman through December 31, 2022, and was engaged as a consultant to the company until December 31, 2023, our board of directors does not currently consider him to be “independent” in his role as chairperson of the board of directors. Accordingly, in June 2021, our board of directors designated Lynn Seely as our lead independent director. Dr. Seely’s service as lead independent director provides an effective independent voice in our leadership structure, encouraging objective oversight of management’s performance and enhancing the effectiveness of the board of directors as a whole. As lead independent director, Dr. Seely presides over meetings of our independent directors, serves as a liaison between our chairperson and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.

Our board of directors has three standing committees that currently consist of, and are chaired by, independent directors. Our board of directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full board of directors. We believe that the independent committees of our board of directors and their chairpersons promote effective independent governance. Meanwhile, the extensive company-specific experience and expertise of Mr. Albers and Ms. Haviland, together with the outside experience, oversight and expertise of our independent directors, allows for differing perspectives and roles regarding strategy development that benefit our stockholders.

We believe that our current leadership structure provides effective independent director oversight of management, while allowing our board to benefit from Mr. Albers’ and Ms. Haviland’s experience and leadership in our business, enabling Mr. Albers and Ms. Haviland to act as key links between our board of directors and other members of management and enhancing our ability to communicate our strategy clearly and consistently to our investors, employees and partners. We and our board of directors continue to review the leadership structure of the board on a regular basis.

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BOARD OF DIRECTOR MEETINGS AND ATTENDANCE

Our board of directors held ten (10) meetings and acted by unanimous written consent twice during the year ended December 31, 2024. During the year ended December 31, 2024, each director attended at least 75% of the aggregate of (i) all meetings of the board and (ii) all meetings of the committees of the board of directors on which such director then served.

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting of stockholders, we encourage all of our directors to attend. All members of our board of directors who were then directors attended our 2024 annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

We have established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of these committees operates under a charter that has been approved by our board of directors. A copy of each committee’s charter can be found under the “Investors & Media — Corporate Governance” section of our website, which is located at http://ir.blueprintmedicines.com.

AUDIT COMMITTEE

Our audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and estimates used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
●	recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
●	approving all Quarterly Reports on Form 10-Q;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;
●	reviewing quarterly earnings releases as well as any other press releases containing financial information; and
●	overseeing the company’s cybersecurity and other information technology risks, processes and data, including the company’s plans to monitor and mitigate cybersecurity and other information technology risks and respond to any data breaches.

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The current members of our audit committee are Daniella Beckman, Lonnel Coats and Mark Goldberg. Ms. Beckman serves as chair of the audit committee. Our board of directors has determined that each of Ms. Beckman and Mr. Coats qualifies as an audit committee financial expert within the meaning of applicable SEC rules. The audit committee held five (5) meetings during the year ended December 31, 2024, and each meeting was attended by all of the members of our audit committee.

COMPENSATION COMMITTEE

Our compensation committee’s responsibilities include:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
●	reviewing and evaluating the performance of our chief executive officer in light of such corporate goals and objectives, and approving the compensation of our chief executive officer;
●	reviewing and evaluating the performance of and approving the compensation of our other executive officers in light of corporate goals and objectives that were set for such officer;
●	overseeing our overall equity and incentive-based compensations structure, policies and programs;
●	annually reviewing and selecting a peer group of companies against which to assess our executive compensation program;
●	overseeing and administering our executive compensation plans and policies, including change in control and severance arrangements;
●	reviewing and making recommendations to the board of directors with regard to our policies and procedures for the grant of equity-based awards;
●	reviewing the results of and providing recommendations to the board of directors on any say-on-pay and compensation-related votes and proposals to be considered at our annual meetings of stockholders, including equity compensation plans;
●	reviewing and making recommendations to the board of directors with respect to director compensation;
●	reviewing and discussing with management the Compensation Discussion and Analysis section to be included in our annual proxy statement or Annual Report on Form 10-K;
●	periodically assisting the board of directors in its oversight of the development, implementation and effectiveness of our human capital management policies;
●	reviewing and assessing the management of risks related to compensation of our executive officers and our overall compensation program;
●	overseeing the application of our clawback policy for the recoupment of incentive-based compensation paid to our current and former executive officers;
●	overseeing our stock ownership guidelines for the members of our board of directors, chief executive officer and other executive officers; and
●	overseeing engagement with stockholders and proxy advisory firms on executive compensation matters.

The current members of our compensation committee are Lynn Seely, Habib Dable and Mark Goldberg. Dr. Seely serves as chair of the compensation committee. During the year ended December 31, 2024, the compensation committee held ten (10) meetings, one (1) joint meeting with the board of directors and acted by unanimous written consent six (6) times (including five (5) written consents approving monthly inducement grants to new hires as required by the inducement grant exception prior to the adoption of our 2024 Plan) during the year ended December 31, 2024. Each member of the compensation committee attended at least 75% of all the compensation committee meetings held during the year ended December 31, 2024.

The compensation committee may delegate its authority to an officer or a committee of one or more officers, including our chief executive officer, to grant certain equity awards to certain individuals, and our compensation committee has delegated such authority to Ms. Haviland with respect to certain equity awards. For more information, please see “Compensation Discussion and Analysis—Overview of Executive Compensation Process.”

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors’ criteria for board and committee membership;
●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
●	identifying individuals qualified to become members of the board of directors;
●	recommending to the board of directors the persons to be nominated for election as directors and to each of the committees of the board of directors;
●	developing and recommending to the board of directors a set of corporate governance guidelines;
●	overseeing our over-boarding policy;
●	making recommendations to our board of directors under our director resignation policy, when applicable;
●	overseeing our ESG initiatives; and
●	overseeing the evaluation of the board of directors and management.

The current members of our nominating and corporate governance committee are Lonnel Coats, Habib Dable and Lynn Seely. Mr. Coats serves as chair of the nominating and corporate governance committee. The nominating and corporate governance committee held four (4) meetings and did not act by unanimous written consent during the year ended December 31, 2024. Each member of the nominating and corporate governance committee attended at least 75% of all the nominating and corporate governance committee meetings held during the year ended December 31, 2024.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Our board of directors will give appropriate attention to written communications that are submitted by stockholders or other interested parties and will respond if and as appropriate. The chairperson of the board of directors is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as the chairperson considers appropriate.

Stockholders who wish to send communications on any topic to our board of directors (or any individual director) should address such communications to Blueprint Medicines Corporation, Attention: Board of Directors, 45 Sidney Street, Cambridge, Massachusetts 02139. Upon receipt of such communications, the correspondence will be directed to the appropriate person, including individual directors. A copy of any such written communication may also be forwarded to the company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. You may submit your concern anonymously or confidentially.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission in the United States, and elsewhere as permitted by law, by employees of concerns regarding questionable accounting or auditing matters. The company has also established a toll-free telephone number, the “BlueCares” hotline, for the reporting of such activity, which is (844) 857-5642 or you can visit Blueprintmedicines.ethicspoint.com to submit any questions or concerns.

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BOARD RESPONSE TO STOCKHOLDER FEEDBACK

Following our 2024 annual meeting, we reached out to our top 30 stockholders, representing approximately 75% of our shares outstanding, to proactively engage in discourse around corporate governance matters and other topics that may be important to our stockholders. Through this engagement, we received verbal or written feedback from stockholders representing approximately 60% of our shares outstanding.  Included in these meetings were our Chief Operating Officer; Senior Vice President, Corporate Affairs; Senior Vice President, Total Rewards and People Operations; Vice President, Investor Relations; Vice President, Corporate Legal Affairs; and as appropriate, certain members of our board of directors.

Through these discussions, stockholders recognized our evolution over the last several years of corporate governance provisions in response to stockholder feedback and our implementation of routine, structured twice annual stockholder engagement on governance matters, and they encouraged us to continue these practices.  In addition, some stockholders expressed a desire for declassifying our board of directors. Subsequently, our nominating and corporate governance committee and full board of directors reviewed and discussed this feedback, as well as benchmark analyses of other publicly traded life science companies. The board determined that the current structure remains appropriate based on the company’s emerging high-growth profile and consistent with approximately 75% of NYSE and Nasdaq-listed biotechnology peers (approximately 430 companies), including a subset of emerging commercial-stage biotechnology peers. Our board of directors plans to periodically reassess the classified board structure in the future as the company continues to mature and welcomes opportunity for additional stockholder engagement on this and other governance matters.

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Director Compensation

Our board of directors has adopted a non-employee director compensation policy, which is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. In June 2024, our board of directors amended and restated our non-employee director compensation policy as a result of competitive benchmarking and peer company compensation levels and design practices. The table below provides information for the policy pursuant to which compensation was paid to our non-employee directors before and after June 2024.

Compensation Type	Before June 2024 Amount	After June 2024 Amount
Annual Cash Fee for Each Non-Employee Director	$50,000	$50,000
Additional Cash Fee for the Non-Executive Chairperson of the Board	$35,000	$40,000
Additional Cash Fee for the Lead Independent Director	$30,000	$34,000
Additional Cash Fee for the Committee Chairs:
Audit	$25,000	$25,000
Compensation	$20,000	$20,000
Nominating and Corporate Governance	$10,000	$13,000
Additional Cash Fee for the Non-Chair Committee Members:
Audit	$12,000	$12,000
Compensation	$10,000	$10,000
Nominating and Corporate Governance	$5,000	$6,000
Initial Stock Option Grant	7,950 shares	7,950(1) shares
Initial RSU Grant	3,900 shares	3,900(1) shares
Annual Stock Option Grant	5,300 shares	5,300(2) shares
Annual RSU Grant	2,600 shares	2,600(2) shares
(1)	The Initial Stock Option Grant and Initial RSU Grant (together, the Initial Equity Award) shall not exceed $750,000. For the purposes of this limitation, the value of any Initial Equity Award shall be its grant date fair value, as determined in accordance with ASC Topic 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions. In the event that the aggregate value of an Initial Equity Award exceeds this limitation, then the Initial Stock Option Grant and the Initial RSU Grant shall each be reduced on a pro rata basis such that the aggregate value of the Initial Equity Award equals $750,000.
(2)	The Annual Stock Option Grant and the Annual RSU Grant (together, the Annual Equity Award) shall not exceed $500,000. For the purpose of this limitation, the value of any Annual Equity Award shall be its grant date fair value, as determined in accordance with ASC Topic 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions. In the event that the aggregate value of an Annual Equity Award exceeds this limitation, then the Annual Stock Option Grant and the Annual RSU Grant shall each be reduced on a pro rata basis such that the aggregate value of the Annual Equity Award equals $500,000.

The stock options granted to our non-employee directors will have an exercise price equal to the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant and will expire ten years after the date of grant. Any non-employee director who has not served as a member of the board of directors for the 12 months prior to the date of grant for an annual equity award will have the award pro-rated to reflect the number of months (and partial months) of such individual’s service as a member of the board of directors during such 12 month period. The initial stock options granted to new non-employee directors will vest in equal monthly installments over a three-year period following the grant date. The initial restricted stock units, or RSUs, granted to new non-employee directors will vest in equal annual installments over a three-year period beginning on the one-year anniversary of the grant date. The annual stock options and the annual RSUs granted to our non-employee directors will vest in full upon the earlier of the first anniversary of the date of grant or the date of the following annual meeting of stockholders. Any initial and annual equity awards granted to each of our non-employee

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directors will automatically accelerate and become fully vested and exercisable upon the non-employee director’s termination due to death or disability or upon a sale event (as defined in the 2024 Plan and the 2015 Plan, as applicable). In addition, each non-employee director has the right to elect to receive all or a portion of their annual cash compensation under the non-employee director compensation policy in the form of RSUs. Any such election must be made before the start of our fiscal year and any such RSU will vest quarterly over a one-year period. Except as mentioned above, vesting of all stock options and RSUs is subject to the non-employee director’s continued service on the board of directors or subject to continued service as a consultant, director or employee of the company or any of its affiliates, as applicable. In addition, our 2024 Plan provides that the value of awards to a non-employee director in any calendar year shall not exceed: (i) $1,000,000 in the first calendar year an individual becomes a non-employee director and (ii) $750,000 in any other calendar year. For the purpose of this limitation, the value of any award shall be its grant date fair value, as determined in accordance with ASC Topic 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

All cash fees will be paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. The amount of each payment will be prorated for any portion of a quarter that a non-employee director is not serving on our board of directors, based on the number of calendar days served by such non-employee director.

Each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which the director serves.

We have adopted stock ownership guidelines designed to ensure that our directors and senior executive officers are focused on both short- and long-term objectives and to better align their interests with other stockholders. Under our current stock ownership guidelines, shares underlying vested and unexercised “in-the-money” stock option awards are excluded from the calculation of requisite stock ownership levels for the covered parties. All of our directors are in compliance with our current stock ownership guidelines. See “Other Compensation Policies and Practices – Stock Ownership Guidelines” for more information.

The following table sets forth a summary of the compensation for our non-employee directors during 2024.

	Fees Earned	Stock	Option
	or Paid	Awards	Awards	All Other
Name	in Cash ($)(1)	($)(2)	($)(2)	Compensation ($)		Total ($)
Jeffrey W. Albers, M.B.A. (3)	86,500	237,966	261,724			586,190
Daniella Beckman (4)	75,000	237,966	261,724			574,690
Alexis Borisy (5)	50,000	237,966	261,724			549,690
Lonnel Coats (6)	72,900	237,966	261,724			572,590
Habib Dable, M.B.A. (7)	65,300	237,966	261,724			564,990
Mark Goldberg, M.D. (8)	72,000	237,966	261,724	15,000	(12)	586,690
Nicholas Lydon, Ph.D. (9)	50,000	237,966	261,724	20,000	(13)	569,690
Lynn Seely, M.D. (10)	106,500	237,966	261,724			606,190
John Tsai, M.D. (11)	50,000	237,966	261,724			549,690
(1)	Amounts represent cash compensation for services rendered by each member of our board of directors for their services on our board of directors, and any applicable committee thereof.
(2)	These amounts represent the aggregate grant date fair value of awards granted to our directors in 2024, computed in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. See Note 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 regarding assumptions underlying the valuation of equity awards.
(3)	As of December 31, 2024, Mr. Albers held options to purchase 595,370 shares of our common stock and 15,992 restricted stock units.
(4)	As of December 31, 2024, Ms. Beckman held options to purchase 22,170 shares of our common stock and 2,242 restricted stock units.
(5)	As of December 31, 2024, Mr. Borisy held options to purchase 36,545 shares of our common stock and 2,242 restricted stock units.
(6)	As of December 31, 2024, Mr. Coats held options to purchase 61,369 shares of our common stock and 2,242 restricted stock units.
(7)	As of December 31, 2024, Mr. Dable held options to purchase 17,820 shares of our common stock and 3,542 restricted stock units.
(8)	As of December 31, 2024, Dr. Goldberg held options to purchase 47,454 shares of our common stock and 2,242 restricted stock units.
(9)	As of December 31, 2024, Dr. Lydon held options to purchase 47,454 shares of our common stock and 2,242 restricted stock units.
(10)	As of December 31, 2024, Dr. Seely held options to purchase 80,181 shares of our common stock and 2,242 restricted stock units.
(11)	As of December 31, 2024, Dr. Tsai held options to purchase 17,820 shares of our common stock and 4,842 restricted stock units.
(12)	Amount represents cash compensation for services rendered by Dr. Goldberg for his service on our scientific advisory board.
(13)	Amount represents cash compensation for services rendered by Dr. Lydon for his service on our scientific advisory board.

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PROPOSAL 2
Non-Binding Advisory Vote on Executive Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Act, which added Section 14A to the Exchange Act. Our executive compensation program is designed to reward value creation for stockholders and to attract, motivate, and retain a highly skilled team of executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our short- and long-term strategic and financial goals, which we believe serves to enhance short- and long-term value creation for our stockholders.

The section of this proxy statement titled “Executive Compensation” beginning on page 32, including “Compensation Discussion and Analysis,” describes in detail our executive compensation program and the decisions made by our compensation committee with regard to such program. As we describe in greater detail in the “Compensation Discussion and Analysis” section, we generally strive to provide our named executive officers with a mix of short-term and long-term performance-based incentives to encourage consistently strong performance, and our board of directors believes that this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve the following resolution:

RESOLVED, that the stockholders of Blueprint Medicines Corporation approve, on a non-binding advisory basis, compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion included therein.

You are being asked to approve on a non-binding advisory basis, the compensation paid to our named executive officers as set forth in the Compensation Discussion and Analysis, Summary Compensation Table and related notes and narrative set forth in this proxy statement. This vote is not intended to address any specific compensation item, but rather the overall compensation paid to our named executive officers and the philosophy, policies and practices described herein.

Vote Required and RECOMMENDATION OF THE BOARD OF DIRECTORS

Approval of this resolution requires the affirmative vote of a majority of the votes cast on this proposal. As a non-binding advisory vote, the outcome of the vote on this proposal is non-binding and does not overrule any decision by the company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and intend to consider carefully the outcome of the vote when making future compensation decisions for named executive officers. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

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Executive Officers

Certain information regarding our executive officers who are not also directors, as of March 31, 2025, is set forth below.

Name	Age	Position(s)
Percy H. Carter, M.B.A., Ph.D.	54	Chief Scientific Officer
Debra Durso-Bumpus	55	Chief People Officer
Becker Hewes, M.D.	59	Chief Medical Officer
Ariel Hurley	51	Senior Vice President, Finance and Principal Accounting Officer
Michael Landsittel, M.B.A	53	Chief Financial Officer
Philina Lee, Ph.D.	48	Chief Commercial Officer
Tracey L. McCain, Esq.	57	Chief Legal and Compliance Officer
Fouad Namouni, M.D.	56	President, Research and Development
Christina Rossi, M.B.A.	49	Chief Operating Officer

Percy H. Carter, M.B.A., Ph.D. has served as our chief scientific officer since May 2021. Dr. Carter previously served as chief scientific officer at FibroGen, Inc. from September 2020 to May 2021. From June 2019 to September 2020, he served as global head of discovery sciences at Janssen Pharmaceuticals, Inc., a division of Johnson & Johnson, where he led more than 700 employees comprising several key research and discovery functions and drove the synthetic discovery strategy in collaboration with partners across various therapeutic areas. From August 2001 to May 2019, Dr. Carter held roles of increasing responsibility in drug discovery, covering all therapeutic areas, drug platforms and stages of discovery at Bristol-Myers Squibb Company, or BMS. This included serving as senior vice president and head of discovery between November 2018 and May 2019, and head of discovery chemistry & molecular technologies from October 2016 to November 2018. Prior to his experience at BMS, he was senior research scientist in chemical and physical sciences at DuPont Pharmaceuticals Company, until it was acquired by BMS in 2001. Dr. Carter is an inventor or co-inventor on 28 U.S. patents and has authored or co-authored more than 80 peer-reviewed publications. Dr. Carter has served as a member of the board of directors of Cellarity since 2024 and previously served as a member of the board of directors of HiFiBio Therapeutics from 2022 to 2025. Dr. Carter currently serves as the chairman of the board of the Wood Hudson Cancer Research Laboratory. Dr. Carter received an A.B. in Chemistry from Dartmouth College and a Ph.D. in Organic Chemistry from Harvard University. In addition, he received an M.B.A. from Massachusetts Institute of Technology.

Debra Durso-Bumpus has served as our chief people officer since February 2020. She has been with us since April 2015 as a member of the executive team and previously served as our senior vice president, human resources. Bringing nearly 20 years of experience focused on providing strategic direction to companies on people matters, managing rapid growth and creating and maintaining high performance cultures, Ms. Durso-Bumpus has operated in a number of leadership positions. Prior to joining Blueprint Medicines, she served as the interim head of human resources at Cubist Pharmaceuticals, Inc. or Cubist, where she was appointed to lead the post-merger human resources integration following the acquisition of Cubist by Merck & Co. Between April 2009 and the acquisition, Ms. Durso-Bumpus served as the global senior director for talent management and organizational development at Cubist, where she was primarily responsible for building talent and leadership strength and depth while managing change on a global scale to create a cohesive and highly differentiated culture. Prior to Cubist, she served as the North American manager of talent acquisition and workforce planning at Holcim, Inc., in Waltham, MA. Ms. Durso-Bumpus serves as a member of the board of directors for the Massachusetts Biotechnology Education Foundation, a nonprofit organization committed to supporting science and biotechnology education in Massachusetts through school programs, workforce training and lifelong learning. Ms. Durso-Bumpus received a B.S. in business management from Bentley University.

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Becker Hewes, M.D. has served as chief medical officer since January 2021. Dr. Hewes previously served as our senior vice president of clinical development from May 2020 to January 2021. Prior to joining us, he served as chief medical officer of Repertoire Immune Medicines, Inc. from February 2017 to May 2020, where he built their multidisciplinary clinical and biomarker team and advanced its immuno-oncology programs into clinical development. From June 2013 to February 2017, Dr. Hewes served as executive director of translational clinical oncology at the Novartis Institutes for BioMedical Research, or Novartis, where he led clinical development and translational medicine efforts for multiple early-stage oncology programs through clinical proof-of-concept, including Kisqali® (ribociclib), a targeted therapy approved to treat breast cancer, and other programs combining novel therapies. Prior to joining Novartis, he held roles of increasing responsibility related to clinical development in oncology and hematology within AstraZeneca PLC, Genzyme Corporation (which was later acquired by Sanofi S.A.) and Wyeth Pharmaceuticals Inc., including leading registration programs for Bosulif® (bosutinib) and Torisel® (temsirolimus) for chronic myelogenous leukemia and mantle cell lymphoma, respectively. Before joining industry, he conducted immuno-oncology research at the Emory Vaccine Center while treating patients as a pediatric oncologist at Children’s Healthcare of Atlanta. Dr. Hewes holds an M.D. from the Georgetown University of Medicine and a B.S. from Vanderbilt University.

Ariel Hurley has served as our senior vice president, finance and principal accounting officer since January 2023. Ms. Hurley previously served as our vice president, finance, and controller and principal accounting officer from March 2019 to December 2022, as our senior director, controller from January 2016 to February 2019 and as our director, controller from September 2014 to December 2015. Prior to joining us, from December 2005 to September 2014, Ms. Hurley served in various accounting and finance roles at Millennium Pharmaceuticals, Inc. (now a wholly-owned subsidiary of Takeda Pharmaceutical Company Limited). Ms. Hurley began her career at Deloitte & Touche, LLP and earned her certified public accountant license in Massachusetts. Ms. Hurley received a B.S. in accounting from Providence College.

Michael Landsittel, M.B.A. has served as our chief financial officer since January 2019. Mr. Landsittel previously served as our vice president, finance from February 2016 to January 2019 and as our senior director, finance from September 2014 to February 2016. Prior to joining us, Mr. Landsittel served as senior director of finance at Algeta ASA, from October 2012 to July 2014, where he led the U.S. organization’s finance and operations efforts, which ultimately supported the successful launch of the prostate cancer drug XOFIGO® (radium Ra 223 dichloride). Before joining Algeta ASA, from March 2012 to October 2012, he was the director of financial planning at Infinity Pharmaceuticals, Inc., or Infinity, where he was responsible for budgeting and forecasting, including support of Infinity’s long-range planning and capital markets activities. Prior to Infinity, from August 2002 to March 2012, Mr. Landsittel held multiple business development and strategic planning roles of increasing responsibility at Genzyme Corporation (which was later acquired Sanofi S.A.). Mr. Landsittel began his career at Arthur Andersen LLP, and is a registered certified public accountant in Illinois. Mr. Landsittel received a B.B.A from the University of Michigan and an M.B.A. from the Tuck School of Business at Dartmouth College.

Philina Lee, Ph.D. has served as our chief commercial officer since April 2022. Dr. Lee previously served as our senior vice president, head of portfolio strategy and program management from January 2021 to April 2022, where she was responsible for providing strategic and operational leadership across the company’s portfolio, our vice president, marketing and precision medicine from August 2019 to December 2020, our vice president, commercial strategy and operations from July 2017 to August 2019 and as our senior director, new product strategy and development from August 2014 to June 2017. During her tenure, Dr. Lee has been instrumental in building the company’s portfolio from research-stage onwards, laying the groundwork for the commercial strategy that is driving the successful launches of AYVAKIT® (avapritinib) and GAVRETO® (pralsetinib). Previously, Dr. Lee held product strategy and marketing roles of increasing responsibility at Algeta ASA, Sanofi S.A. and Genzyme Corporation (which was later acquired by Sanofi S.A.). Dr. Lee served on the board of Fusion Pharmaceuticals from February 2021 to June 2024. Dr. Lee earned a B.S. in biochemistry from the University of Alberta, and a Ph.D. in cell biology from the Massachusetts Institute of Technology.

Tracey L. McCain, Esq. has served as our executive vice president and chief legal officer since September 2016 and as our chief compliance officer since June 2017. Prior to joining us, from January 2016 to September 2016, Ms. McCain served as senior vice president and head of legal of Sanofi Genzyme, a global business unit of Sanofi S.A., or Sanofi, Ms. McCain held roles of increasing responsibility after joining Genzyme Corporation in May 1997, including becoming its general counsel after Genzyme Corporation was acquired by Sanofi in 2011. In her capacity

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as senior vice president and general counsel of Genzyme Corporation from May 2011 to December 2015, she oversaw all aspects of its legal department in the United States and Europe, including general corporate, commercial and intellectual property matters, and support of business development initiatives. Prior to Genzyme’s acquisition, Ms. McCain was also responsible for managing the securities and employment law teams and support of non-patent litigation. Before joining Genzyme, Ms. McCain was an associate at the law firm Palmer & Dodge LLP. Ms. McCain has served as a member of the board of directors of Kiniksa Pharmaceuticals, Ltd. since February 2018 and currently serves on its audit committee. She also served as a member of the board of directors of ImmunoGen, Inc. and sat on its audit committee from November 2021 to February 2024 when ImmunoGen, Inc. was acquired by AbbVie, Inc. She also serves on the board of trustees of the Dana Farber Cancer Institute. Ms. McCain holds a B.A. from the University of Pennsylvania with a major in political science and a J.D. from Columbia University School of Law.

Fouad Namouni, M.D. has served as our president, research and development, since September 2020. Prior to joining us, Dr. Namouni served in leadership roles at Bristol Myers Squibb Company since 1999, including as the global development lead for the its practice-changing cancer immunotherapy franchise. Most recently, he served as senior vice president and head of oncology development from August 2016 to April 2020 with the responsibility for driving product development plans from early-stage clinical development through commercialization across a portfolio of nearly 30 drug candidates. Previously, Dr. Namouni served as head of global medical affairs overseeing 1,700 employees worldwide from September 2015 to September 2017 and head of development for OPDIVO® (nivolumab) and YERVOY® (ipilimumab), immunotherapy medications used in the treatment of cancer, from January 2011 to September 2015. Dr. Namouni brings more than 20 years of oncology and cancer immunotherapy drug development expertise, as well as clinical experience as a pediatric oncologist. Dr. Namouni has served on the board of directors of Vor Biopharma Inc. since May 2024, and is a member of the nominating and corporate governance committee. He holds an M.D. from the University of Annaba Medical School in Algeria and a Pediatrics degree from Université Rene Descartes in Paris, France. Additionally, Dr. Namouni received a Pediatric Oncology and Hematology degree and an M.S. in clinical and experimental pharmacology from Université Paris-Sud in France.

Christina Rossi, M.B.A. has served as our chief operating officer since April 2022. She previously served as our chief commercial officer from October 2018 to April 2022 and has overseen the commercial launches of AYVAKIT® (avapritinib) and GAVRETO® (pralsetinib) across multiple indications and geographies, including the creation of commercial infrastructure and successful market access efforts in the U.S. and Europe. Prior to joining us, from January 2016 to October 2018, Ms. Rossi served as the Multiple Sclerosis business unit head, North America, at Sanofi Genzyme, a global business unit of Sanofi S.A. In this role, she was responsible for all aspects of the financial performance of Sanofi Genzyme’s multiple sclerosis franchise and increased market share for existing products, led the launch of new therapies and optimized operations to accelerate patient access. Previously, Ms. Rossi served as vice president, Multiple Sclerosis Sales at Sanofi Genzyme from May 2014 to December 2015 and vice president, Multiple Sclerosis Patient and Provider Services at Sanofi Genzyme from June 2012 to May 2014. Prior to joining Sanofi Genzyme, Ms. Rossi served in various roles at Biogen, Inc., or Biogen, including head, commercial strategy for Eidetica Biopharma GmbH, Biogen’s biosimilar-focused venture, and U.S. brand leader for TYSABRI® (natalizumab). In addition, Ms. Rossi consulted in the healthcare practice at the Boston Consulting Group. Ms. Rossi has served as a member of the board of directors of Xilio Therapeutics, Inc. since April 2021 and currently serves as a member of its audit committee and as chair of its compensation committee. Ms. Rossi holds a B.S. in biology, cum laude, from Duke University and an M.B.A. from Harvard Business School.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation committee is responsible for reviewing and approving the compensation of our named executive officers, including base salary, cash and equity incentive compensation levels and plan designs, severance arrangements, change-in-control benefits and other forms of executive compensation. This committee is also responsible for evaluating our company’s performance against its goals and making related recommendations to our board of directors, assessing the performance of our named executive officers, and ensuring our compensation program is aligned with the objectives described below and competitive with those of other companies in our industry with which we vie for talent. This section discusses the principles underlying our compensation committee’s policies and decisions with respect to the compensation of our named executive officers.

For 2024, our named executive officers were as follows:

●	Kathryn Haviland, M.B.A., our president and chief executive officer,
●	Michael Landsittel, M.B.A., our chief financial officer;
●	Christina Rossi, M.B.A., our chief operating officer;
●	Fouad Namouni, M.D., our president, research and development; and
●	Percy H. Carter, M.B.A., Ph.D., our chief scientific officer.

EXECUTIVE SUMMARY

We are a global, fully integrated biopharmaceutical company that invents life-changing medicines.  We seek to alleviate  human suffering by solving important medical problems in two core focus areas: allergy/inflammation and oncology/hematology. Our approach begins by targeting the root causes of disease, using deep scientific knowledge in our core focus areas and drug discovery expertise across multiple therapeutic modalities. We have a track record of success with two approved medicines, including AYVAKIT®/AYVAKYT® (avapritinib) which we are bringing to patients with SM in the U.S. and Europe. Leveraging our established research, development, and commercial capability and infrastructure, we now aim to significantly scale our impact by advancing a broad pipeline of programs ranging from early science to advanced clinical trials in mast cell diseases including SM and chronic urticaria, breast cancer and other solid tumors.

Since 2011, we have advanced a drug discovery approach that combines evolving biological insights with our proprietary research platform and drug design capabilities, with a focus on small molecule inhibitors and target protein degraders. We aim to rapidly and reproducibly translate science into a life-changing clinical benefit for broad populations of patients with significant medical needs. Our focused business model integrates our research engine with robust clinical development and commercial capabilities in allergy/inflammation and solid tumors to create a sustainable cycle of innovation.

Select 2024 Executive Highlights

In 2024, we made substantial progress in our mission to bring life-changing medicines to patients with allergic and inflammatory disorders and cancer. We achieved a number of significant milestones in 2024, including the following, toward our corporate goals described below in this Compensation Discussion and Analysis section.

Expand leadership in SM and drive topline revenue growth through the compliant delivery of AYVAKIT to patients globally.

●	In 2024, we achieved $479 million in AYVAKIT net product revenues representing approximately 135% year-over-year growth. These results exceeded our initial expectation of $360 to $390 million in AYVAKIT net product revenue in 2024, driven by strong commercial performance in the U.S. and Europe.

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●	In February 2024, at the American Academy of Allergy, Asthma and Immunology 2024 Annual Meeting, we presented PIONEER trial results highlighting the long-term efficacy and safety of AYVAKIT in patients with indolent systemic mastocytosis, or ISM, as well as foundational preclinical data for BLU-808, an investigational highly selective and potent oral inhibitor of wild-type KIT.
●	In May 2024, we presented data at the European Academy of Allergy and Clinical Immunology (EAACI) and in June 2024, we presented data at the European Hematology Association, from our PIONEER trial, further demonstrating AYVAKIT’s durable efficacy and favorable safety profile in patients with ISM.
●	In December 2024, we presented data at the American Society of Hematology 2024 Annual Meeting, demonstrating significant survival benefits and sustained improvements in bone density in patients with advanced SM treated with AYVAKIT.

Execute with quality and integrity, scaling our research and development pipeline to meet the needs of larger patient populations.

●	Designed an innovative Phase 3 registration-directed trial of elenestinib, our next-generation KIT D816V inhibitor, in patients with ISM, obtained feedback from the U.S. Food and Drug Administration, and initiated this trial in the fourth quarter of 2024.
●	In August 2024, we achieved clearance of an Investigational New Drug, or IND, application for BLU-808, our investigational highly potent and selective oral wild-type KIT inhibitor in development for multiple mast cell-mediated allergic and inflammatory diseases.
●	Following IND clearance, we initiated and completed a Phase 1 trial of BLU-808 in healthy volunteers, enabling us to present first-in-human clinical data for BLU-808 in January 2025 demonstrating a well-tolerated initial safety profile, dose-dependent pharmacokinetics, and rapid and robust reductions in serum tryptase, a pharmacodynamic marker of mast cell activity.
●	Held educational webcasts highlighting the evolving science around Blueprint’s portfolio strategy, focusing on mast cell-targeted therapies to address large medical needs in allergy and inflammation.
●	Based on emerging clinical data for BLU-222, our investigational CDK2 inhibitor, and the evolving treatment landscape, we reprioritized investment in our cyclin dependent kinase programs in development for solid tumors toward research-stage CDK2 and CDK4 targeted protein degraders with the potential to achieve transformative target product profiles.

Operate with financial discipline and organizational resilience, prioritizing pipeline, commercial and internal talent investment opportunities to achieve sustainable growth.

●	In 2024, we reduced our cash burn by more than 50% and as of December 31, 2024, had cash, cash equivalents and investments of $863.9 million.
●	In February 2024, we sold the U.S. rights to research, develop, manufacture, and commercialize GAVRETO® (pralsetinib) to Rigel Pharmaceuticals, Inc., to allow continuity of patient access to GAVRETO in the U.S.
●	We maintained a high employee engagement rate, with 95% of employees reporting they are proud to work at the company and 92% of employees indicating that they would recommend the company to others -- rates that are above industry benchmarks -- based on results in 2025 from our most recent employee engagement and enablement survey. Additionally, our turnover rate was substantially below the industry average, ensuring business continuity and consistent performance against our strategic objectives.
●	We received numerous awards for our business and culture, including that we were recognized as a Top Place to Work by the Boston Globe and USA Today in 2024.
●	Reflecting our global business reach in service of patients around the world, we also earned our first international certification as a Top Employer for Switzerland, reflecting our unwavering commitment to creating an exception workplace for our team members across the globe, further leading to global business success.

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EXECUTIVE COMPENSATION OBJECTIVES AND PHILOSOPHY

Our compensation committee believes that the most effective compensation program is one that promotes company performance in order to reward value creation for stockholders and progress towards achieving our mission of delivering life-changing medicines to address unmet medical needs of our patients. The objectives of our compensation program are to:

●	attract, engage and retain highly skilled executive talent;
●	provide incentives that motivate and reward the achievement of performance goals directly tied to the achievement of our business objectives and increase in stockholder value; and
●	align executives’ interests with those of stockholders through long-term incentives linked to the performance and appreciation of the stock price of our company, which we believe serves to enhance short- and long-term value creation for our stockholders.

To achieve its objectives, our compensation committee evaluates our executive compensation program with the goal of setting total compensation at levels that align with our total rewards strategy, size and company life stage. Specifically, below are the key elements targeted by our compensation committee for our 2024 executive compensation programs:

Base salary

As discussed below, in seeking to ensure that base salaries reflect each executive’s experience, performance and responsibility, our compensation committee applies judgment in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as organizational and individual performance, scope of responsibility, critical needs and skill sets, leadership and succession planning. The committee believes the current base salaries for our named executive officers are competitive with the base salaries of other companies in our industry and region that compete with us for executive talent.

Annual performance-based cash incentive compensation

Our compensation program links a substantial portion of our named executive officers’ annual compensation to the achievement of pre-determined corporate and applicable individual performance goals as part of the annual executive bonus plan adopted by our board of directors, or the executive bonus plan. Those goals include: scientific, business, organizational and operational goals such as our commercialization activities; progress in our clinical trials and research programs; key research and development achievements; maintaining the strong financial health of the company, including implementation of appropriate financing strategies; maintaining and establishing key strategic relationships; sustaining and reinforcing our diverse and differentiated culture through retention and development of high-performing talent; and achievement of desired financial metrics. Our compensation committee general considers competitive compensation data from annual total compensation of peer companies to assist in making decisions on annual performance-based cash incentive compensation, and has imposed caps on executive bonus plan payouts at 150% of the target payout for individual performance. Based on competitive peer compensation data provided by, and the recommendation of, our compensation committee’s outside compensation consultant, our compensation committee decided that for performance years beginning with 2025, the maximum payout under the executive bonus plan for the corporate performance goal achievement is 200% of the target payout, while the individual goal achievement payout remains capped at 150%. This change aligns to the median maximum executive bonus payout opportunity among our peer companies, ensuring our incentive programs remain competitive with industry benchmarks and reinforces our pay-for-performance philosophy.

Long-term equity incentive compensation

We provide a significant portion of our executive compensation in the form of stock options and RSUs that vest over time contingent upon continued service, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer-term success of our company as reflected in the appreciation of our stock price. In 2023 we also introduced PSUs for all our executive officers and executive team members, which require both continued service and performance of our relative total stockholder return in order to vest, balancing both retention and stronger alignment with company performance and stockholder interests. When determining equity incentive compensation for our named executive officers, our compensation committee considers a host of factors in comparison to our peer group, including the following: annual long-term incentive target values, annual equity awards expressed as a percent of total shares outstanding, total annual and cumulative potential dilution, the retentive value of outstanding awards and total equity ownership, and the equity compensation practices and vehicles of other companies in

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our industry that compete with us for talent. Given the dynamic biopharmaceutical market, our compensation committee does not overemphasize any one of these perspectives. Rather, the compensation committee takes a holistic view, further considering the factors enumerated above, the achievement of our corporate and applicable individual goals and the impact on total stockholder return, when determining actual award levels for each of the named executive officers.

We believe that targeting and delivering overall compensation in this manner, including the strong emphasis on pay-for-performance and at-risk pay, are necessary and appropriate in order to attract and retain the quality of talent we need to successfully grow our business, achieve our goals, sustain strong performance, and seek to ensure that compensation levels are competitive with other companies with which we vie for talent. In addition, we believe this approach to overall compensation creates a strong alignment with stockholder value and encourages long-term value creation. However, any individual employee’s compensation may vary from the targeted pay framework, based on the unique responsibilities and requirements of the position, experience and other qualifications, internal parity relative to similar positions within the company, and individual or company performance relative to performance goals and our peer group to ensure appropriate pay-for-performance alignment. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance to help contribute sustained value over time.

For 2024, 94% of our chief executive officer’s and 88% of our other named executive officers’ target compensation was performance-based through their pre-determined annual performance goals (corporate goals for our chief executive officer and corporate and individual goals for our other named executive officers) tied to our executive bonus plan and long-term equity awards to incentivize performance to drive stock appreciation and, therefore, at-risk pay:

* Based on 2024 annualized salary, bonus opportunity at target for 2024 performance, and grant date fair value of long-term equity incentive awards granted in 2024, all of which is averaged for our named executive officers other than our chief executive officer. Please note that the above excludes all other unspecified forms of compensation and therefore does not fully reflect the amounts included in the Summary Compensation Table.

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COMPENSATION ELEMENTS

Our compensation committee seeks to ensure that our compensation program is aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable, competitive and reflective of the unique and critical skills, experience and knowledge that they bring to Blueprint. As described in more detail below, key elements of our compensation program include the following:

Compensation Element	Purpose	Features
Base salary	To attract, motivate and retain exceptional executive talent.	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company compensation data.
Annual performance- based cash incentive compensation

To provide incentives that motivate and reward the achievement of short-term performance goals that are intended to help drive to the enhancement of stockholder value in the near and long-term, as well as to facilitate executive retention.

Variable component of pay based on annual quantitative and qualitative achievement of pre-determined corporate performance goals and, in the case of executive officers other than our chief executive officer, the achievement of pre-determined individual performance goals.

Equity incentive compensation

To align executives’ interests with those of stockholders through long-term incentives linked to the company’s stock price performance, which we believe serves to enhance short- and long-term value creation for our stockholders.

Long-term compensation in the form of stock options, RSUs, and PSUs which seeks to align executive and stockholder interests and provides incentives for employee retention to facilitate business continuity and sustained performance over time.

In addition to our direct compensation elements, the following components of our compensation program are designed to align with stockholder interests and market best practices while being able to achieve our stated objectives and philosophy and support our ambitious business goals:

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WHAT WE DO	WHAT WE DON’T DO

☑

Maintain an industry-specific and size-appropriate peer group for benchmarking compensation

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Target compensation based on market norms and practices

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Deliver executive compensation primarily through variable, at-risk short- and long-term incentive pay

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Set challenging corporate and individual performance goals

☑

Consult with an independent compensation advisor on compensation levels and practices and corporate governance surrounding executive compensation practices

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Offer market-competitive benefits for executives that are consistent with the rest of our employees

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Use double trigger change-in-control severance protection for our executive officers and all employees

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Cap the individual portions of the annual cash incentive program payouts at 150% of the target payout level

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Cap the corporate goal portions of the annual cash incentive program payouts at 200% of the target payout level

☑ Cap PSU payouts at 200% of the target payout level, with a 0% PSU payout if the rTSR is not achieved

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Maintain a clawback policy that both complies with recently adopted regulatory requirements and applies to the recoupment of incentive-based compensation paid to our current and former executive officers

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Maintain an equity ownership policy for non-employee directors and our executive officers

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Structure our executive officer compensation program to minimize inappropriate, while encouraging appropriate, risk-taking behavior by executive officers

☑

Hold annual say-on-pay advisory votes

☒

Allow hedging or pledging

☒

Re-price stock options without prior stockholder approval

☒

Provide significant perquisites to our executive officers

☒

Provide supplemental executive retirement plans or special health and welfare benefits to our executive officers

☒

Provide tax gross-up payments for any change-of-control payments

☒

Create incentive programs that promote excessive risk taking

ANNUAL SAY-ON-PAY VOTE ON EXECUTIVE COMPENSATION

The compensation committee considered the results of the non-binding stockholder advisory votes on the compensation of our named executive officers conducted at our 2024 annual meeting of stockholders, commonly referred to as a “say-on-pay” vote. As reported in our current report on Form 8-K, filed with the SEC on June 14, 2024, or the June 2024 8-K, approximately 98% of the votes cast on the proposal expressed support for the compensation program offered to our named executive officers as disclosed in last year’s proxy statement. The compensation committee appreciates this support and believes it indicates that our stockholders are supportive of our current executive compensation structure and policies. As such, the compensation committee made no changes to our 2024 executive compensation program as a result of the say-on-pay vote.

Further, our board of directors conducts the non-binding advisory say-on-pay vote annually, thereby giving our stockholders the opportunity to provide feedback on the compensation of our named executive officers each year. As reported in the June 2024 8-K, approximately 99% of the votes cast on the proposal regarding the frequency of say-on-pay expressed support for an annual advisory vote on the compensation paid to our named executive officers. Our board of directors and our compensation committee will consider the outcome of the say-on-pay vote, as well as feedback received throughout the year, when making compensation decisions for our named executive officers in the future.

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OVERVIEW OF EXECUTIVE COMPENSATION PROCESS

ROLE OF THE COMPENSATION COMMITTEE

The compensation committee works closely with Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon (formerly known as Radford), throughout the year to develop our executive compensation program and to align pay with performance, stockholder interests, and pay at our peer companies. Annualized base salaries and annual performance-based cash incentives and equity incentive awards for all employees, including our named executive officers, are generally determined in the first quarter of the year based on company and individual performance in the prior year, as well as other factors, including compensation trends in the biopharmaceutical industry and among our benchmark peers.

Our compensation committee has delegated authority to our chief executive officer to grant equity awards under our 2024 Plan, and prior to its adoption, under the 2015 Plan, to certain employees of the company or any of its affiliates in connection with hiring, promotions (other than those that occur as part of our annual performance and compensation review process), and employee recognition or exceptional performance, in each case, subject to certain limitations. In particular, our chief executive officer is not authorized to grant equity awards to: (i) an employee who is a member of our executive team; (ii) an employee who is subject to Section 16 of the Exchange Act; (iii) the chief executive officer; or (iv) any other person whom our board of directors or compensation committee, respectively, may from time to time designate in writing as not being eligible to receive equity awards under the authority delegated to the chief executive officer. In addition, the number of shares underlying any equity awards granted by our chief executive officer must be within the range specified by our compensation committee for these awards, and the aggregate number of shares underlying equity awards that our chief executive officer may grant in any one calendar year or to any person in any one calendar year must be within specified limits established by our compensation committee. The exercise price of stock options must be equal to the closing price of our common stock on the Nasdaq Global Select Market on the date of grant, and all equity awards must have vesting terms consistent with those set forth in our standard equity award agreements as previously approved by our compensation committee. In addition, our chief executive officer is required to maintain a list of equity awards granted pursuant to such delegated authority and periodically report to our compensation committee regarding such awards.

With respect to any equity awards granted by our chief executive officer to new hires, our chief executive officer approves the awards in connection with such hires which are generally to be granted on the first day of the first or second calendar month following the date of such new hires’ first date of employment, depending upon where that start date falls within the month. With respect to any equity awards granted by our chief executive officer to employees in connection with mid-year promotions, our chief executive officer approves the awards in connection with such promotions and typically provides that the awards are to be granted on July 1 of the applicable year. If circumstances arise that would warrant a grant of an equity award other than at the times set forth above, the compensation committee or board may consider and approve such grants.

Notwithstanding the delegation of authority to our chief executive officer to grant equity awards in connection with certain new hires and promotions, our compensation committee approves all equity awards that are typically granted in the first quarter, in connection with our annual performance and compensation review process and those for which the compensation committee has not delegated granting authority to our chief executive officer. Prior to the adoption of the 2024 Plan, the compensation committee approved all equity grants that were granted under our 2020 Plan. Since the adoption of the 2024 Plan in June 2024, the 2020 Plan and 2015 Plan were retired and we ceased issuing new awards under the 2020 Plan and 2015 Plan.

ROLE OF MANAGEMENT

Our chief executive officer makes performance and compensation recommendations to our compensation committee for our other executive officers, including our named executive officers. Our chief executive officer’s performance is evaluated and approved directly by the compensation committee, considering input from our board of directors. Evaluations of each of our executive officers are based on our overall corporate performance against the annual goals approved by the board of directors at the beginning of each year and, in the case of executive officers other than our chief executive officer, the achievement of individual goals, as discussed in more detail

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below. The evaluation of our chief executive officer is based solely on our corporate performance goals, in recognition of her overall responsibility for our corporate performance and to incentivize the chief executive officer to drive the execution of our strategic plans and achievement of our corporate goals.

ROLE OF THE COMPENSATION CONSULTANT

The compensation committee has the sole authority to retain, at our expense, one or more third-party compensation consultants to assist it in performing its responsibilities. The compensation committee may terminate the services of the consultant if the compensation committee deems it appropriate. In 2024, the compensation committee utilized the services of Aon to assist it in fulfilling its responsibilities. Aon was retained exclusively by the compensation committee and has not been retained by management to perform any additional work for the company other than projects performed at the direction of the compensation committee. Aon provides analysis and recommendations regarding:

●	trends and emerging topics with respect to executive compensation, including corporate governance matters related to regulatory and legislative updates;
●	peer group selection for executive and director compensation bench-marking;
●	compensation practices of our peer group and broader biotechnology industry;
●	compensation philosophy and programs for executives and broad-based employees;
●	our chief executive officer’s compensation, as well as compensation for our executive officers and executive team members;
●	stock utilization and other share usage metrics; and
●	board of directors’ compensation.

Aon advises the compensation committee on all of the principal aspects of executive and director compensation, including executive new hire compensation arrangements. Upon request, Aon consultants attend meetings of the compensation committee, including executive sessions in which executive compensation issues are discussed. In addition, we subscribe to Aon’s various global annual and specialized life sciences and general industry compensation surveys on an ongoing basis. At the end of 2024, Aon’s broad based compensation consulting services provided additional support to our internal human resources team to support our year-end compensation process for our broader employee population below the executive team and excluding our board of directors. Aon reports to the compensation committee and not to management, although it meets with management for purposes of gathering information for its analyses and recommendations. The compensation committee annually evaluates its engagement of compensation consultants, and selected Aon to advise with respect to compensation matters based on Aon’s industry experience and reputation, which our compensation committee concluded continues to give Aon useful context and knowledge to advise it. The compensation committee has assessed the independence of Aon pursuant to SEC and Nasdaq Listing Rules and concluded that no conflict of interest exists that would prevent Aon from independently advising the compensation committee.

DEFINING AND COMPARING COMPENSATION TO MARKET BENCHMARKS

In evaluating the total compensation of our named executive officers, our compensation committee, using information provided by Aon, establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria, of public companies:

●	whose number of employees, stage of development, general therapeutic focus, revenue and market capitalization are similar, though not necessarily identical, to ours;
●	with similar executive positions to ours;
●	against which we believe that we compete for executive talent and financial capital; and
●	based in the United States or elsewhere whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

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Based on these criteria, our peer group for 2024 compensation setting, referred to as our 2024 peer group, as approved by our compensation committee, comprised the following 17 companies:

ACADIA Pharmaceuticals Inc.	CRISPR Therapeutics AG	Mirati Therapeutics, Inc.
Agios Pharmaceuticals, Inc.	Deciphera Pharmaceuticals, Inc. * (acquired by Ono Pharmaceuticals, Co., Ltd. In June 2024)	Neurocrine Biosciences, Inc.
Alkermes, Inc.	Exelixis, Inc.	PTC Therapeutics, Inc. *
Amicus Therapeutics, Inc.	Halozyme Therapeutics, Inc.	Sarepta Therapeutics, Inc.
Apellis Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	Ultragenyx Pharmaceutical Inc.
BioCryst Pharmaceuticals, Inc.	Jazz Pharmaceuticals, plc

* Addition to 2024 peer group from the 2023 peer group; removed Alnylam Pharmaceuticals, Inc. and United Therapeutics, Inc.

The compensation committee believes the compensation practices of our 2024 peer group provide us with appropriate benchmarks for evaluating the compensation of our named executive officers. Such information provides useful context as well as a solid reference point for making decisions. Notwithstanding the similarities of our 2024 peer group to our company, due to the nature of our business, we compete for executive talent with many companies that are larger and more established than we are or that possess greater resources than we do, as well as with prestigious academic and non-profit institutions. Other considerations, including market factors, the experience level of the executive and the executive’s performance against established corporate goals and individual objectives, may require that our compensation committee vary from its compensation practices or general compensation philosophy under certain circumstances.

For purposes of determining our peer group for 2024 compensation comparisons, our compensation committee, with the advice of Aon, examined our 2023 peer group in light of our continued growth throughout 2023 and into 2024, with reference to market capitalization, therapeutic area, stage of development, number of employees and other key business metrics, as well as whether the companies in our 2023 peer group suffered any clinical setbacks or experienced reduced growth or had been acquired. Based on these considerations, to determine our 2024 peer group, our compensation committee added the following two companies to our 2024 peer group – Deciphera Pharmaceuticals, Inc. and PTC Therapeutics, Inc. – and removed the following two companies that had been included in our 2023 peer group – Alnylam Pharmaceuticals, Inc. and United Therapeutics Corporation.

EXECUTIVE COMPENSATION ELEMENTS

As previously discussed above, the primary elements of our executive compensation program are base salary, annual performance-based cash incentives and long-term equity incentive awards. Our compensation committee uses sound judgment to allocate long-term and short-term compensation for our named executive officers, in alignment with our pay-for-performance philosophy and the long-term interests of stockholders. After reviewing information provided by Aon and other relevant data, our compensation committee exercises its judgment to determine what it believes to be the appropriate level and mix of the various compensation components. We generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance in alignment with delivering value to our stockholders. For more information, please see “Executive Compensation—Compensation Objectives and Philosophy.”

In addition, we provide our executives with benefits that are available to all employees, including medical, vision and dental insurance; life and disability insurance; medical and dependent care flexible spending accounts; a 401(k) plan; and an opportunity to invest in our company pursuant to our 2015 Employee Stock Purchase Plan, or 2015 ESPP. We offer our executives severance benefits upon an involuntary or constructive termination, as we believe such post-employment compensation protections are appropriate in light of similar benefits available to executive officers at companies in our peer group. We also offer our executives enhanced severance benefits in connection with a double-trigger termination, or an involuntary or constructive termination after a change-in-control. We believe that reasonable and competitive change-in-control payments and benefits are an important part of an

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executive compensation program to attract and retain senior executives. We also believe such payments and benefits are in the best interests of our stockholders because they incentivize senior executives to continue to strive to achieve stockholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our company and our stockholders.

BASE SALARY

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our compensation committee reviews and evaluates, with input from our chief executive officer and our compensation consultant, the need for adjustment of the base salaries of our executive officers (other than our chief executive officer), and our compensation committee reviews and evaluates, without input from our chief executive officer and with input from our compensation consultant, the need for adjustment of the base salary of our chief executive officer, in each case, based on among other things, changes and expected changes in the scope of an executive officer’s responsibilities, whether or not due to a promotion, the individual contributions made by and performance of the executive officer during the prior year, the unique skills and experience of the executive officer, our overall growth and development as a company and general salary or other market trends among companies in our peer group or in our industry.

In February 2024, our compensation committee approved salary increases for each of our named executive officers, effective January 1, 2024, based on a review of market data provided by Aon, the compensation levels of our named executive officers, the company’s performance against our 2023 corporate performance goals and, in the case of executive officers other than our chief executive officer, each executive officer’s achievement of individual goals. The table below sets forth the adjustments to annualized base salary, in dollars and as a percentage, for each of our named executive officers:

	2023	2024
Name	Base Salary ($)	Base Salary ($)	Increase from prior year (%)
Kathryn Haviland, M.B.A.	782,250	821,363	5%
Michael Landsittel, M.B.A.	551,532	573,593	4%
Christina Rossi, M.B.A.	630,575	668,410	6%
Fouad Namouni, M.D.	642,879	671,809	5%
Percy H. Carter, M.B.A., Ph.D.	592,567	619,233	5%

ANNUAL PERFORMANCE-BASED CASH INCENTIVES

Our board of directors has adopted the executive bonus plan, which provides for cash bonus payments to eligible executives based upon the annual attainment of performance targets established by the compensation committee for each executive during the first quarter of the applicable fiscal year. The payment targets are related to individual performance measures or objectives (other than for our chief executive officer), which we refer to as individual performance goals, and corporate financial and operational measures or objectives, which we refer to as corporate performance goals. Our chief executive officer’s payment target is solely related to the achievement of corporate performance goals to reflect her accountability for the entire company’s performance, along with incentivizing performance to drive stock appreciation over the long term, which is consistent with industry practice. Target award

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split between company and individual achievement for both the chief executive officer and our other named executive officers is as follows:

We believe this executive bonus plan provides incentive that motivates and rewards achievement of performance goals that directly correlates to serving our mission to deliver for our patients and further our company objectives for the short- and long-term, which we believe will lead to the enhancement of stockholder value, consistent with our compensation philosophy.

Each executive officer participates in the executive bonus plan and is assigned a target award opportunity for the performance period. Bonus targets are set based on comparisons to our peer group for similarly situated executives to ensure our targets and pay mix are competitive with companies with which we vie for talent, and are consistent with bonus targets for our named executive officers in 2023. Subject to the rights contained in any agreement between the executive officer and the company, an executive officer must remain employed by the company through the bonus payment date to be eligible to receive a bonus. The executive bonus plan also permits the compensation committee to approve additional cash bonuses to named executive officers in its sole discretion, but the compensation committee did not approve any such additional bonuses for performance in 2024. For 2024 performance, similar to 2023, our compensation committee capped the annual cash incentive program payouts at 150% of the target payout level for individual performance and 130% for corporate performance. Starting with performance in 2025, the compensation committee set the maximum on the annual cash incentive program payouts for corporate goals at 200% to align with market norms and maintained the maximum annual cash incentive program payouts for individual goals at 150% of the target payout level. These limits align with the median of the maximums observed in our peer group while also mitigating potential excessive risk taking.

CORPORATE PERFORMANCE

Below is the list of the company’s 2024 corporate performance goals and relative weighting assigned to each goal, which were approved by our board of directors and considered by our executive leadership team and compensation committee in their respective assessment of the company’s achievement of corporate performance goals for 2024:

Expand leadership in SM and drive topline revenue growth through the compliant delivery of AYVAKIT to patients globally [relative weighting: 50%]

●	Achieve specified global product revenue targets for AYVKAKIT/AYVAKYT.*
●	Advance the launches of AYVAKIT in advanced SM and ISM globally, and treat more patients.*
•	Drive medical leadership and innovation in the treatment of SM through the dissemination of scientific data on the disease and the impact of long-term treatment with AYVAKIT.

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Execute with quality and integrity, scaling our research and development pipeline to meet the needs of larger patient populations [relative weighting: 30%]

●	Advance the BLU-222 development program.*
●	Nominate development candidates and research programs to lead-optimization.*
●	File an Investigational New Drug application for BLU-808 and commence the related Phase 1 study.
●	Execute on strategic transactions, optimizing our portfolio in line with corporate priorities.

Operate with financial discipline and organizational resilience, prioritizing pipeline, commercial and internal talent investment opportunities to achieve sustainable growth [relative weighting: 20%]

●	End year with a cash burn of less than $300 million,** managing operating loss to within 5% of budget.
●	Ensure a year-end cash balance of greater than $800 million, and achieve financial breakeven point in the international business.
●	Achieve at least 80% favorability in overall employee engagement and enablement and sustain a voluntary turnover rate that is at least 30% below industry average.
●	Further diversify our workforce.

* These corporate performance goals include highly sensitive competitive data, including pre-clinical, clinical, regulatory and financial targets. We do not disclose these specific portions of our goals because we believe that such disclosure would result in competitive harm to us. We purposely set these goals at challenging levels. Revealing certain elements of these goals could potentially reveal insights about our pre-clinical, clinical, regulatory and strategic plans or objectives that our competitors or potential collaborators could use against us.

** Cash burn refers to net cash used in operating activities in our statement of cash flows included in our audited financial statements on our Annual Report on Form 10-K filed with the SEC on February 13, 2025.

As discussed above in “Executive Summary – Select 2024 Executive Highlights”, we made substantial progress in our mission to bring life-changing medicines to patients with allergic and inflammatory disorders, and cancer. We achieved a number of significant milestones in 2024, including the following, toward our corporate goals described below. Based on our strong performance in 2024, our compensation committee and our board of directors jointly determined that the company achieved its 2024 corporate performance goals (including the overachievement on some goals balanced against the underachievement of others) at 130%, as set forth in the table below.

2024 Corporate Goals	Relative Weighting	Assessment of Actual Achievement for 2024 (% of Target Award)	Weighted Performance
Expand leadership in SM and drive topline revenue growth through the compliant delivery of AYVAKIT® to patients globally	50%	140%	70%
Execute with quality and integrity, scaling our research and development pipeline to meet the needs of larger patient populations	30%	100%	30%
Operate with financial discipline and organizational resilience, prioritizing pipeline, commercial and internal talent investment opportunities to achieve sustainable growth	20%	150%	30%
Total	100%		130%

The individual objectives assigned in 2024 to our named executive officers other than our chief executive officer were as follows:

Michael Landsittel, M.B.A.

Mr. Landsittel was assigned objectives related to ensuring the continued evolution of the finance, information systems and facilities functional capabilities and processes to meet the needs of the company as we continue to expand our business. For 2024, the compensation committee determined that Mr. Landsittel achieved 150% of his individual objectives.

Fouad Namouni, M.D.

Dr. Namouni was assigned objectives related to enabling the research and development organization to support the avapritinib go-to-market execution and drive pipeline progress. For 2024, the compensation committee determined that Dr. Namouni achieved 150% of his individual objectives.

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Christina Rossi, M.B.A.

Ms. Rossi was assigned objectives related to effectively leading the company’s global commercial execution, portfolio strategy, strategic transactions and enterprise level strategic operations in a fiscally prudent manner. For 2024, the compensation committee determined that Ms. Rossi achieved 150% of her individual objectives.

Percy H. Carter, M.B.A., Ph.D.

Dr. Carter was assigned objectives related to advancing the research and development pipeline to enable the development of safe and effective candidate medicines. For 2024, the compensation committee determined that Dr. Carter achieved 150% of his individual objectives.

In addition to the individual goals listed above, each named executive officer also had a shared goal with each other executive team member to ensure unity of purpose, collaboration, and shared mission to achieve the company’s strategic objectives. For 2024, that shared goal was to execute on mid-term strategic operational and portfolio opportunities and milestones in furtherance of the company’s strategic objectives.

The remarkable performance of the company in 2024 was a result of the individual and collective efforts of the named executive officers listed above. They individually and collectively delivered on significant achievements across the company and executed on their individual goals.  As a result, based on company and individual performance in 2024, the compensation committee approved the following cash incentive payments under the executive bonus plan for each of our named executive officers:

									2024
				Target Weighting		Corporate	Individual		Actual Cash
		Target Award		Corporate	Individual	Performance	Performance		Incentive
Name	Base ($)%			$100%/75%	0%/25%	130%	%	$	Payment ($)
Kathryn Haviland, M.B.A.	821,363	80	657,090	657,090	0	854,217	—	0	854,217
Michael Landsittel, M.B.A.	573,593	50	286,797	215,098	71,699	279,627	150	107,548	387,175
Christina Rossi, M.B.A.	668,410	60	401,046	300,785	100,261	391,020	150	150,392	541,412
Fouad Namouni, M.D.	671,809	60	403,085	302,314	100,771	393,008	150	151,157	544,165
Percy H. Carter, M.B.A., Ph.D.	619,233	50	309,616	232,212	77,404	301,876	150	116,106	417,982

EQUITY INCENTIVE AWARDS

We believe that annual equity grants provide our executives with a strong and direct connection to our long-term performance, create an ownership and performance culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention and ultimately business continuity because this feature incentivizes our executive officers to remain in our employment during the vesting period. In 2023, we introduced PSUs to help further align our executive officers’ interests with those of our stockholders, encourage long-term performance, and create an additional retention tool and incentive for our named executive officers. Accordingly, our compensation committee and board of directors periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options, RSUs and PSUs.

Stock Options and RSUs

Equity compensation represents the largest at-risk component of our named executive officers’ compensation arrangements. We believe it is appropriate to align the interests of our executives with those of our stockholders to achieve and sustain long-term stock price growth. For employees at or above the vice president level, including our executive officers, our compensation committee granted a combination of stock options and RSUs in connection with their annual equity awards at a fixed ratio. The compensation committee structured the mix of equity vehicles and the relative weight assigned to each type of award to motivate performance and drive stock price appreciation over the long-term through stock options, which deliver value only if the stock price increases, and to ensure some amount of value delivery through RSUs, which provide upside potential while delivering some value even if the stock price does not increase, reinforcing an ownership culture and commitment to our long-term success. This mix also enables the company to deliver value to stockholders while efficiently managing the use of our equity pool. We also expect to generally grant stock options and RSUs to executive officers in the form of initial grants upon new hire and on an annual basis in subsequent years. None of our named executive officers is currently party to an employment agreement that provides for an automatic equity award.

Any initial equity awards granted to executive officers in connection with the commencement of their employment, or new hire awards, are generally granted on the first day of the first or second calendar month following the date of

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such new hires’ start date of regular employment depending upon the timing of such start date, and any annual equity awards granted to executive officers, or annual awards, are generally granted in the first quarter of the year following the applicable performance year. All stock options granted to our executive officers will: have an exercise price equal to the closing price of our common stock as reported on the Nasdaq Global Select Market on the date of grant; have time-based vesting; and expire ten years after the date of grant. New hire stock option awards vest as to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 1/48th of the shares underlying the option monthly over three years. Annual stock option awards vest monthly as to 1/48th of the shares underlying the option over four years, beginning on the one-month anniversary of the grant date. Upon a termination of employment (except due to death or disability), vesting for stock options granted to executive officers will generally cease and exercise rights will cease three months thereafter. Each RSU granted to our executive officers with time-based vesting will entitle the executive officer to one share of our common stock if and when the RSU vests. New hire RSU awards and any annual RSU awards vest as to 25% of the shares underlying the RSU award on the first anniversary of the grant date and as to an additional 25% of the shares underlying the RSU award annually thereafter. Except as described above, vesting for all stock options and RSUs is subject to the executive officer’s continued employment or continued service as an employee, consultant or director with the company or any of its affiliates, or service relationship, as applicable, and will cease upon termination of employment or service relationship, as applicable (except due to death or disability). In specified termination and change-in-control circumstances, equity awards held by our named executive officers are subject to accelerated vesting. See “—Employment, Severance and Change-in-Control Arrangements” below for further information.

Performance-Based Restricted Stock Unit Program

Beginning in 2023, we introduced a PSU program, with grants being made to the members of our executive team, including our chief executive officer and other named executive officers and in 2025, expanded this program to all senior leaders in positions of vice president and above. We adopted our PSU program as part of our annual equity grant process to offer a new equity vehicle to help further align our executive officers’ interests with those of our stockholders, encourage long-term performance, and create an additional retention tool and incentive for our named executive officers. Consistent with our pay-for-performance philosophy, the number of awardable PSUs can increase or decrease depending on the company’s performance, and ranges from 0% - 200% of the PSU target. The company’s relative performance must at least achieve the median performance levels to pay out at target. Therefore, there is no guarantee that PSUs will vest, reinforcing the significant performance-based nature of these awards.

The PSUs granted to our named executive officers have a performance cycle of three calendar years and may be awarded contingent upon the performance of the company’s relative total stockholder return, or rTSR, measured against the companies comprising the Standard & Poor’s Biotech Industry Select Index, or the S&P Biotech Index, as of the first day of the performance cycle and that remain publicly traded for the duration of that cycle. For purposes of these PSU awards, the company rTSR is based on the total percentage return per share based on a 20-trading day average stock price beginning on the first trading day of the performance cycle and a 20-trading day average stock price ending on the last day of the performance cycle. The actual number of PSUs that can be earned is based on the company’s rTSR performance as compared against the companies in the S&P Biotech Index as follows (with the percentage determined by linear interpolation for performance between the 25th and 100th percentiles):

Company Relative Performance	Payout Percentage Relative to Target
<25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile	150%
100th percentile	200%

If the company’s rTSR is negative over the performance period, the payout will not exceed 100% of the target number even if the percentile rank exceeds the 50th percentile as compared to the S&P Biotech Index companies.

Following the close of the three-year performance cycle, the board of directors or the compensation committee will determine and certify the number of PSUs that are awardable to each participating executive officer based on the above chart, known as the administrator determination. Awardable PSUs will vest on the third anniversary of the

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grant date contingent on the executive officer’s continued service relationship through such date, or the grant vesting date. The three-year performance cycle and vesting period serve as additional retention tools and incentives for long-term sustained stock price performance to support long-term alignment with our stockholders.

If a sale event of the company (as defined in the PSU award agreement) occurs prior to the administrator determination, the board of directors or compensation committee will determine the number of awardable PSUs to be the higher of the target or actual award (i.e., the target award multiplied by the payout percentage in the above chart based on the company’s rTSR over a shortened performance cycle ending on the sale event date and using the sale price). However, such awardable PSUs will not vest until the grant vesting date, contingent on the executive officer’s continued service relationship.  If the executive officer’s service relationship terminates without cause or for good reason (as such terms are defined in the PSU award agreement) within one year after a sale event and prior to the grant vesting date, the awardable PSUs will vest and become payable as of the termination date provided the executive officer signs a separation agreement with a release of claims that becomes effective and enforceable.  If as a result of a sale event no stock remains outstanding and the successor does not agree to assume, continue or convert the awardable PSUs, such awardable PSUs shall become fully vested and payable as of the sale event provided the executive officer remains in a service relationship through such date.  If the executive officer’s service relationship ends due to death or disability prior to an administrator determination, the PSU award shall immediately vest and become payable in the amount of the target award; if such termination occurs after an administrator determination, the grant will vest and become payable in the amount of the previously certified awardable PSUs.

Equity Awards to Executive Officers

In determining the size of the equity awards to our named executive officers, our compensation committee, with assistance from Aon, considers our company performance, individual performance, the potential for enhancing the creation of value for our stockholders, the company’s broader organizational equity needs and overall dilution, as well as industry and peer group benchmark data. We evaluate our equity award program on an annual basis to ensure that it appropriately links to our long-term performance by aligning the interests of our executives and our stockholders, remains competitive with industry and peer benchmarks and is consistent with our overall equity needs and dilution levels. The compensation committee believes the majority of equity awards granted to executive officers should be performance based, in the form of stock options and PSUs. The compensation committee aims for the PSUs to comprise at least 25% of total equity awards for the chief executive officer and at least 18% - 20% for the other named executive officers. In 2024, PSUs comprised approximately 31% of our chief executive officer’s equity awards and on average 25% of our other named executive officers’ equity awards, based on the grant date fair value. These percentages ensure a strong alignment with stockholders due to the performance-driven nature of the PSU program, while also balancing needed stability and retention associated with RSUs.

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In 2024, over two-thirds of our chief executive officer’s equity awards were performance based (68%), consisting of stock options and PSUs. Similarly, almost two-thirds (65%) of the named executive officers’ equity awards, on average, were also performance based:

 * Based on 2024 annualized salary, bonus opportunity at target for 2024 performance, and grant date fair value of long-term equity incentive awards granted in 2024, all of which is averaged for our named executive officers other than our chief executive officer. The percentages in the table above exclude all other unspecified forms of compensation and therefore does not fully reflect the amounts shown in the Summary Compensation Table.

This commitment to performance-based awards helps to deliver significant alignment with stockholders and provides additional incentive to deliver on both short- and long-term objectives that will deliver shareholder value over the long-term.

Our compensation committee granted stock options, RSUs and PSUs on March 1, 2024 to our named executive officers in the amounts set forth in the table below. In addition, in July 2024, our compensation committee granted RSUs to Dr. Carter and Ms. Rossi in connection with certain organizational changes that resulted in each of them taking on expanded responsibilities. These awards granted in July 2024 to Dr. Carter and Ms. Rossi vest in four equal annual installments on each of July 1, 2025, 2026, 2027 and 2028, subject to a continued service relationship through each applicable vesting date.

Name	Option Award (# shares)	RSU Stock Unit (# shares)		PSU Stock Unit (# shares)
Kathryn Haviland, M.B.A.	80,000	40,000		27,000
Michael Landsittel, M.B.A.	25,000	12,500		5,000
Christina Rossi, M.B.A.	30,000	24,625	(1)	9,000
Fouad Namouni, M.D.	30,000	15,000		9,000
Percy H. Carter, M.B.A., Ph.D.	25,000	20,000	(2)	5,000

(1)	Ms. Rossi’s RSUs consist of 15,000 RSUs in annual award and 9,625 RSUs granted in recognition of expansion of Ms. Rossi’s responsibilities in connection with organizational changes.
(2)	Dr. Carter’s RSUs consist of 12,500 RSUs in annual award and 7,500 RSUs granted in recognition of expansion of Dr. Carter’s responsibilities in connection with organizational changes.

Equity Grant Practices

While our 2024 Plan permits the grants of equity awards at any time, the company grants equity awards to its employees, including its executive officers, on pre-determined schedules. On an annual basis, during the first week of March, the company typically grants all eligible employees an equity award in connection with the company’s annual performance review process. Those annual grants are comprised of stock options and/or RSUs depending upon the allocation chosen in advance by employees below the vice president level. Eligible employees at or above the vice president level receive a mix pre-determined by the compensation committee of stock options and RSUs, and in the case of the executive officers and executive team members (and beginning in March 2025, all other employees at or above the vice president level), PSUs. All annual equity awards are approved in advance by our

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compensation committee. Typically, the company has filed with the SEC its Annual Report on Form 10-K during the month prior to these annual March grants. In addition, as a practice, the company typically grants equity awards to newly hired employees, including executive officers, on the first day of the month after the employee commences employment, or, if employment commences after the 15th of the month, on the first day of the second month after employment commences.  Equity grants for out-of-cycle promotions typically occur similarly to new hires, while those for mid-year promotions typically occur on a pre-determined date.

The company believes these practices enhance its internal controls around its equity award granting process.  It is the company’s practice not to time the disclosure of material non-public information for the purpose of affecting the value of executive compensation and not to take material non-public information into account when determining the timing or terms of equity awards. If circumstances were to arise that would warrant a grant of an equity award other than at the times set forth above, the compensation committee or board may consider and approve such grants taking into account any possession of material non-public information.

During the year ended December 31, 2024, none of our named executive officers was granted an equity award during the period beginning four business days before, and ending one business day after, the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information.

Adoption and Approval of our 2024 Stock Plan
At the 2024 annual meeting, we asked our stockholders to adopt and approve a 2024 Stock Incentive Plan, or the 2024 Plan. Our board of directors believes that stock-based incentive awards are a critical part of our talent strategy. Further, our equity program encourages and enables our executive officers and other employees, non-employee directors, and consultants of the company, to acquire a proprietary interest in the company, which helps encourage them to think and act like owners of the company. Our board of directors believes that providing such persons with a direct stake in the company assures a closer alignment of the interests of such individuals with those of the company and its stockholders, thereby inspiring their efforts on the company’s behalf and strengthening their desire to remain with the company and contribute to our success for the long-term. As reported in June 2024 Form 8-K, approximately 71.2% of the votes cast on this proposal at the 2024 annual meeting voted in favor of the adoption and approval of the 2024 Plan, indicating strong alignment to stockholders with respect to the company’s equity strategy and prudent share usage. Upon the approval of our 2024 Plan, in order to streamline our stockholders’ visibility into our overall share usage, we ceased issuing equity awards under our 2020 Plan as well as our 2015 Plan.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, life and disability insurance plans and commuting benefits plan, in each case, on the same basis as other employees.

Pension Plans
We offer participation in pension plans to all of our non-U.S. employees, except employees in France. None of our named executive officers participate in any pension plans or plans that provide for payments or other benefits upon retirement.

401(k) Plan

We maintain a 401(k) plan that is intended to qualify under Section 401(k) of the Internal Revenue Code. In general, all of our employees, including our named executive officers, are eligible to participate in the 401(k) plan. Under the 401(k) plan, employees may elect to defer their current eligible compensation up to the statutorily prescribed annual limit. We currently match 100% of the first 2%, and 50% of the next 4% of compensation contributed by an employee to the plan. Matching contributions are 100% vested immediately. Matching contributions made for each of our named executive officers in 2024 are included in the “2024 Summary Compensation Table” below.

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Employee Stock Purchase Plan

Pursuant to our 2015 ESPP, employees, including our named executive officers, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. Our 2015 ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of our 2015 ESPP is to encourage our employees, including our named executive officers, to become our stockholders and better align their interests with those of our other stockholders.

Perquisites

We do not provide perquisites or personal benefits to our named executive officers other than in connection with travel reimbursement and relocation assistance for new hires on a limited basis.

No Tax Gross-ups

We do not provide for any tax gross-up payments to our named executive officers other than in connection with the tax protection of certain relocation expenses.

OTHER COMPENSATION POLICIES AND PRACTICES

Clawback Policy

In 2023, we updated our clawback policy for the recoupment of incentive compensation paid after the policy’s effective date to our current and former executive officers, whom we refer to as covered persons. The policy provides that if we are required to prepare a financial restatement, we are entitled to recover reasonably promptly all erroneously awarded compensation received by such covered person after the policy’s effective date and during the three completed fiscal years immediately preceding the restatement date. For purposes of this policy, erroneously awarded compensation means incentive compensation, as defined in the policy, received by a covered person in excess of the amount that otherwise would have been received had the compensation been determined based on restated amounts in the financial restatement, without regard to any taxes paid. Our 2019 clawback policy remains in effect with respect to incentive compensation received prior to the effective date of our updated policy.

Stock Ownership Guidelines

Our stock ownership guidelines are designed to ensure that our directors and executive officers are focused on both short- and long-term objectives and to better align their interests with other stockholders.

The guidelines provide that each of our chief executive officer and other named executive officers should achieve the ownership level associated with their position within five years from the date of the appointment as the chief executive officer or designation as a named executive officer, as the case may be. Each non-employee director is required to achieve the ownership level required for non-employee directors within five years from the date of their initial election to our board. The guidelines are determined in comparison to base salary and annual cash retainer, as follows.

Named Executive Officer	Applicable Multiple
Chief Executive Officer	3x base salary
Other named executive officers	1x base salary
Non-employee directors	3x annual cash retainer

To determine compliance with the guidelines, shares beneficially owned and shares underlying RSUs (whether or not vested) are the only shares counted in the calculation. Vested and unexercised “in-the-money” options and unvested and unearned PSUs are excluded from the calculation of such requisite stock ownership levels. In April 2023, we amended and restated our stock ownership guidelines, eliminating shares underlying vested and unexercised “in-the-money” stock option awards from the calculation of requisite stock ownership levels for the covered parties. As of December 31, 2024, our chief executive officer and other named executive officers and our non-employee directors had each satisfied the requirements of our stock ownership guidelines in effect as of that date (taking into account the April 2023 amendment and restatement of our stock ownership guidelines, as amended in April 2024).

Insider Trading Policy

In 2024, the board of directors approved an amended and restated insider trading policy which can be found as Exhibit 19.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The policy expressly

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prohibits purchasing or selling any company securities (including, without limitation, a gift, loan, pledge or hedge, contribution to a trust, or any other sale or transfer, regardless of how the securities are held), while aware of material, non-public information concerning the company. It is the company’s policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in company securities.   We believe that our insider trading policy, as amended, is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the company. The policy also includes pre-clearance procedures for our directors and certain employees, and disallows transactions designed to hedge or offset any decrease in the market value of the company’s common stock.

Anti-Hedging and Pledging Policy

Our insider trading policy expressly prohibits all of our directors and employees, including our named executive officers, from engaging in speculative transactions in company common stock, including buying our securities on margin, borrowing against our securities held in a margin account, engaging in short sales of our securities, buying or selling derivatives on our securities or any other hedging transactions. Our insider trading policy prohibits all of our directors and employees, including our named executive officers, from pledging our securities as collateral for a loan.

TAX AND ACCOUNTING CONSIDERATIONS

We account for equity compensation paid to our employees under the rules of the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, which rules require us to estimate and record an expense over the service period of any such award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

Prior to January 1, 2018, when the Tax Cuts and Jobs Act of 2017, or the Tax Act, became effective, Section 162(m) of the Internal Revenue Code, or Section 162(m), generally limited to $1 million the deduction that a public company could claim in any tax year with respect to compensation paid to each of its chief executive officer and three other named executive officers whose compensation was required to be disclosed in the proxy statement (other than the chief financial officer), unless such compensation was performance-based as determined under the Section 162(m) regulations. Under the Tax Act, the performance-based compensation exception has been repealed, subject to certain transition rules. In addition, the deduction limitation now applies to anyone serving as the chief executive officer, the chief financial officer, and the top three other most highly compensated officers, and once an executive becomes a “covered employee” under Section 162(m), the individual will remain a “covered employee” forever (even after leaving the company, including after death). The new rules generally apply to taxable years beginning after December 31, 2017 but do not apply to compensation paid pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date. As a result, for fiscal years beginning after December 31, 2017, all compensation in excess of $1 million paid to the specified executives will not be deductible, subject to the transition relief. On March 11, 2021, The American Rescue Plan Act of 2021, or ARPA, was signed into law to assist in the economic and health recovery brought on by the COVID-19 pandemic. Beginning on or after December 31, 2026, the ARPA expands the applicability of Section 162(m) to also include the next five highest paid employees so that the total number of covered employees subject to the $1 million deduction limitation will be at least 10. In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, our compensation committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, to maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals, our compensation committee has not adopted a policy that all compensation must be deductible. Our compensation committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

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Report of the Compensation Committee of the Board of Directors

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

By the compensation committee of the board of directors of Blueprint Medicines Corporation.

Lynn Seely, M.D. (chair)

Habib Dable, M.B.A.

Mark Goldberg, M.D.

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2024 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding total compensation, for service rendered in all capacities, earned by or paid to each of our named executive officers during the years indicated.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
			Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)	($)(1)	($)(2)	($)		Total ($)
Kathryn Haviland, M.B.A.	2024	821,363	7,472,480	4,315,144	854,217	13,800	(3)	13,477,004
President and Chief Executive Officer	2023	782,250	2,953,924	1,962,968	719,670	13,200	(3)	6,432,012
	2022	700,976	2,452,400	2,597,688	454,430	12,200	(3)	6,217,694
Michael Landsittel, M.B.A.	2024	573,593	1,868,200	1,348,483	387,175	13,800	(3)	4,191,251
Chief Financial Officer	2023	551,532	699,539	613,428	317,131	13,200	(3)	2,194,830
	2022	513,300	766,375	811,778	259,858	12,200	(3)	2,363,511
Christina Rossi, M.B.A.	2024	668,410	3,700,218	1,618,179	541,412	13,800	(3)	6,542,019
Chief Operating Officer	2023	630,575	967,578	736,113	458,743	13,200	(3)	2,806,209
	2022	556,430	919,650	974,133	306,587	12,200	(3)	2,769,000
Fouad Namouni, M.D.	2024	671,809	2,649,360	1,618,179	544,165	13,800	(3)	5,497,313
President, Research and Development	2023	642,879	967,578	736,113	453,230	1,978	(3)	2,801,778
	2022	583,694	919,650	974,133	332,705	-		2,810,182
Percy H. Carter, M.B.A., Ph.D.	2024	619,233	2,687,050	1,348,483	417,982	59,715	(4)	5,132,463
Chief Scientific Officer	2023	592,567	699,539	613,428	340,726	53,567	(5)	2,299,827
	2022	567,050	536,463	568,244	269,348	51,638	(6)	1,992,743
(1)	These amounts represent the aggregate grant date fair value of stock option awards, RSU awards and PSU awards granted to our named executive officers in 2024, 2023 and 2022, as applicable, computed in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. See Note 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 regarding assumptions underlying the valuation of equity awards. These amounts reported may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, value is realized will depend on the named executive officers’ continued service, company performance and stock price changes. The aggregate grant date fair value of the 2024 PSU awards at the maximum possible levels of achievement are as follows for Ms. Haviland, Mr. Landsittel, Ms. Rossi, and Dr. Namouni and Dr. Carter: $7,335,360; $1,358,400; $2,445,120; $2,445,120; and $1,358,400, respectively.
(2)	Amounts represent awards to our named executive officers under our executive bonus plan, which were earned for performance in 2024, 2023 and 2022 and paid in each respective following year. See “Annual Performance-Based Cash Incentives” for a description of that program.
(3)	Amount represents the dollar value of matching contributions made under our 401(k) plan.
(4)	Amount represents the dollar value of matching contributions made under our 401(k) plan equal to $13,800 and travel reimbursement related to travel to the corporate headquarters equal to $45,915.
(5)	Amount represents the dollar value of matching contributions made under our 401(k) plan equal to $13,200 and travel reimbursement related to travel to the corporate headquarters equal to $40,367.
(6)	Amount represents the dollar value of matching contributions made under our 401(k) plan equal to $12,200 and travel reimbursement related to travel to the corporate headquarters equal to $39,438.

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GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2024

The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended December 31, 2024 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

								All Other	All Other		Grant
			Estimated Future		Estimated Future			Stock	Option		Date Fair
			Payouts Under Non		Payouts Under			Awards:	Awards:	Exercise or	Value of
		Date of	Equity Incentive		Equity Incentive			Number of	Number of	Base Price	Stock and
		Compensation	Plan Awards (1)		Plan Awards (3)			Shares of	Securities	of Option	Option
	Grant	Committee	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date	Approval	($)	($)(2)	(#)	(#)	(#)	Units (#)(4)	Options (#)	($)(5)	($)(6)
Kathryn Haviland, M.B.A.			657,090	854,217
	3/1/2024	2/12/2024			13,500	27,000	54,000				3,667,680
	3/1/2024	2/12/2024						40,000			3,804,800
	3/1/2024	2/12/2024							80,000	95.12	4,315,144

Michael Landsittel, M.B.A.			286,797	387,175
	3/1/2024	2/12/2024			2,500	5,000	10,000				679,200
	3/1/2024	2/12/2024						12,500			1,189,000
	3/1/2024	2/12/2024							25,000	95.12	1,348,483

Christina Rossi, M.B.A.			401,046	541,412
	3/1/2024	2/12/2024			4,500	9,000	18,000				1,222,560
	3/1/2024	2/12/2024						15,000			1,426,800
	3/1/2024	2/12/2024							30,000	95.12	1,618,179
	7/1/2024	6/27/2024						9,625			1,050,858

Fouad Namouni, M.D., M.B.A.			403,085	544,165
	3/1/2024	2/12/2024			4,500	9,000	18,000				1,222,560
	3/1/2024	2/12/2024						15,000			1,426,800
	3/1/2024	2/12/2024							30,000	95.12	1,618,179

Percy H. Carter, M.B.A., Ph.D.			309,617	417,982
	3/1/2024	2/12/2024			2,500	5,000	10,000				679,200
	3/1/2024	2/12/2024						12,500			1,189,000
	3/1/2024	2/12/2024							25,000	95.12	1,348,483
	7/1/2024	6/27/2024						7,500			818,850

(1)	Amounts shown in the “Target ($)” and “Maximum ($)” columns reflect the target and maximum amounts payable to each named executive officer under our 2024 annual executive bonus plan as described under “Annual Performance-Based Cash Incentives” above. Actual payments attributable to performance in 2024 are provided in the “2024 Summary Compensation Table.” As there are no threshold amounts with respect to these performance-based cash payments, the column “Threshold ($)” is inapplicable and therefore has been omitted from this table.
(2)	For 2024 performance, our compensation committee capped the annual cash incentive program payouts at 150% of the target payout level for individual performance and 130% for corporate performance.
(3)	The amounts shown in the “Threshold (#)”, “Target (#)” and “Maximum (#)” columns reflect the threshold, target and maximum payout levels associated with the PSU awards granted pursuant to our 2015 Plan, as described under “Equity Incentive Awards” above.
(4)	The amounts shown represent the amount of RSUs granted on March 1, 2024 pursuant to our 2015 Plan and the amount of RSUs granted on July 1, 2024 pursuant to our 2024 Plan, as applicable.
(5)	The exercise price of these stock options is equal to the closing price of our common stock as reported on the Nasdaq Global Select Market on the grant date.
(6)	These amounts represent the grant date fair value of stock option awards, RSU awards and PSU awards granted to our named executive officers in 2024, computed in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. See Note 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 regarding assumptions underlying the valuation of equity awards. These amounts reported may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, value is realized will depend on the named executive officers’ continued service, company performance and stock price changes. The grant date fair value of the 2024 PSUs are based on probable outcome of the applicable performance metrics and the grant date fair value of the 2024 PSUs at the maximum possible levels of achievement are as follows for Ms. Haviland, Mr. Landsittel, Ms. Rossi, and Dr. Namouni and Dr. Carter: $7,335,360; $1,358,400; $2,445,120; $2,445,120; and $1,358,400, respectively.

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OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2024. Unless otherwise specified, the equity awards are subject to certain acceleration of vesting provisions as set forth in the applicable named executive officer’s employment agreement, as amended, and respective equity award agreements, as described in further detail below under “Employment, Severance and Change in Control Arrangements.”

	Option Awards						Stock Awards
											Equity Incentive Plan Awards (2):
													Market or
											Number of		Payout Value
	Number of		Number of				Number of		Market Value		Unearned		of Unearned
	Securities		Securities				Shares or		of Shares or		Shares, Units		Shares, Units
	Underlying		Underlying	Option			Units of Stock		Units of Stock		or Other Rights		or Other Rights
	Unexercised		Unexercised	Exercise	Option		That Have		That Have		That Have		That Have
	Options (#)		Options (#)	Price	Expiration		Not Vested		Not Vested		Not Vested		Not Vested
Name	Exercisable		Unexercisable	($)	Date		(#)		($)(1)		(#)		($)(1)(3)
Kathryn Haviland,	2	(4)	—	16.28	2/1/2026	(5)	—		—		—		—
M.B.A.	591	(4)	—	36.05	2/16/2027	(5)	—		—		—		—
	39,000	(4)	—	81.44	2/16/2028	(5)	—		—		—		—
	32,500	(4)	—	86.60	3/1/2029	(5)	—		—		—		—
	28,500	(4)	—	54.13	3/1/2030	(5)	—		—		—		—
	24,492	(6)	1,633	100.13	3/1/2031	(5)	3,265	(7)	284,773	(5)	—		—
	55,000	(8)	25,000	61.31	3/1/2032	(5)	20,000	(9)	1,744,400	(5)	—		—
	35,000	(10)	45,000	43.15	3/1/2033	(5)	30,000	(11)	2,616,600	(5)	20,700	(12)	3,206,667	(5)
	15,000	(13)	65,000	95.12	3/1/2034	(5)	40,000	(14)	3,488,800	(5)	27,000	(15)	2,673,092	(5)

Michael Landsittel,	10,000	(4)	—	15.01	2/3/2026	(5)	—		—		—		—
M.B.A.	26,000	(4)	—	81.44	2/16/2028	(5)	—		—		—		—
	19,500	(4)	—	86.60	3/1/2029	(5)	—		—		—		—
	25,000	(4)	—	54.13	3/1/2030	(5)	—		—		—		—
	24,492	(6)	1,633	100.13	3/1/2031	(5)	3,265	(7)	284,773	(5)	—		—
	17,187	(8)	7,813	61.31	3/1/2032	(5)	6,250	(9)	545,125	(5)	—		—
	10,937	(10)	14,063	43.15	3/1/2033	(5)	9,375	(11)	817,688	(5)	2,700	(12)	418,261	(5)
	4,687	(13)	20,313	95.12	3/1/2034	(5)	12,500	(14)	1,090,250	(5)	5,000	(15)	495,017	(5)

Christina Rossi,	80,000	(4)	—	65.75	11/1/2028	(5)	—		—		—		—
M.B.A.	6,500	(4)	—	86.60	3/1/2029	(5)	—		—		—		—
	28,500	(4)	—	54.13	3/1/2030	(5)	—		—		—		—
	24,492	(6)	1,633	100.13	3/1/2031	(5)	3,265	(7)	284,773	(5)	—		—
	20,625	(8)	9,375	61.31	3/1/2032	(5)	7,500	(9)	654,150	(5)	—		—
	13,125	(10)	16,875	43.15	3/1/2033	(5)	11,250	(11)	981,225	(5)	5,400	(12)	836,522	(5)
	5,625	(13)	24,375	95.12	3/1/2034	(5)	15,000	(14)	1,308,300	(5)	9,000	(15)	891,031	(5)
			—				9,625	(16)	839,493	(17)	—		—

Fouad Namouni,	65,000	(4)	—	93.93	10/1/2030	(18)	—		—		—		—
M.D.	24,492	(6)	1,633	100.13	3/1/2031	(5)	3,265	(7)	284,773	(5)	—		—
	20,625	(8)	9,375	61.31	3/1/2032	(5)	7,500	(9)	654,150	(5)	—		—
	13,125	(10)	16,875	43.15	3/1/2033	(5)	11,250	(11)	981,225	(5)	5,400	(12)	836,522	(5)
	5,625	(13)	24,375	95.12	3/1/2034	(5)	15,000	(14)	1,308,300	(5)	9,000	(15)	891,031	(5)

Percy H. Carter,	34,300	(19)	4,900	89.16	6/1/2031	(18)	5,460	(20)	476,221	(18)	—
M.B.A., Ph.D.	12,031	(8)	5,469	61.31	3/1/2032	(5)	4,374	(9)	381,500	(5)	—
	10,937	(10)	14,063	43.15	3/1/2033	(5)	9,375	(11)	817,688	(5)	2,700	(12)	418,261	(5)
	4,687	(13)	20,313	95.12	3/1/2034	(5)	12,500	(14)	1,090,250	(5)	5,000	(15)	495,017	(5)
			—				7,500	(16)	645,150	(17)	—		—
(1)	Amounts shown are based on a price of $87.22 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31 2024.
(2)	Equity Incentive Plan Awards reflect PSUs.
(3)	Amounts shown are based on the rTSR measured on December 31, 2024 and the resulting expected payout of 178% of the 2023 PSU awards and 114% of the 2024 PSU awards held by the named executive officer on December 31, 2024.
(4)	This option was fully vested as of December 31, 2024.
(5)	This equity award was granted under our 2015 Plan.
(6)	This option vested with respect to 1/48th of the shares underlying the option on April 1, 2021 and vests as to an additional 1/48th of the shares underlying the option each month thereafter through March 1, 2025, subject to continued employment through each applicable vesting date.

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(7)	This RSU vests in four equal installments on each of March 1, 2022, 2023, 2024 and 2025, subject to continued employment through each applicable vesting date.
(8)	This option vested with respect to 1/48th of the shares underlying the option on April 1, 2022 and vests as to an additional 1/48th of the shares underlying the option each month thereafter through March 1, 2026, subject to continued employment through each applicable vesting date.
(9)	This RSU vests in four equal installments on each of March 1, 2023, 2024, 2025 and 2026, subject to continued employment through each applicable vesting date.
(10)	This option vested with respect to 1/48th of the shares underlying the option on April 1, 2023 and vests as to an additional 1/48th of the shares underlying the option each month thereafter through March 1, 2027, subject to a continued service relationship through each applicable vesting date.
(11)	This RSU vests in four equal installments on each of March 1, 2024, 2025, 2026 and 2027, subject to a continued service relationship through each applicable vesting date.
(12)	This PSU vests on March 1, 2026, subject to a continued service relationship through the vesting date. The number of PSUs granted represents the target number of units that are eligible to be earned based on the achievement of cumulative three-year performance measures. The actual number of shares awardable upon vesting ranges between zero and 200% of the target number of PSUs granted.
(13)	This option vested with respect to 1/48th of the shares underlying the option on April 1, 2024 and vests as to an additional 1/48th of the shares underlying the option each month thereafter through March 1, 2028, subject to a continued service relationship through each applicable vesting date.
(14)	This RSU vests in four equal installments on each of March 1, 2025, 2026, 2027 and 2028, subject to a continued service relationship through each applicable vesting date.
(15)	This PSU vests on March 1, 2027, subject to a continued service relationship through the vesting date. The number of PSUs granted represents the target number of units that are eligible to be earned based on the achievement of cumulative three-year performance measures. The actual number of shares awardable upon vesting ranges between zero and 200% of the target number of PSUs granted.
(16)	This RSU vests in four equal installments on each of July 1, 2025, 2026, 2027 and 2028, subject to a continued service relationship through each applicable vesting date.
(17)	This equity award was granted under our 2024 Plan.
(18)	This equity award was granted under our 2020 Plan.
(19)	This option vested with respect to 25% of the shares underlying the option on June 1, 2022 and vests to an additional 1/48th of the shares underlying the option each month thereafter through June 1, 2025, subject to continued employment through each applicable vesting date.
(20)	This RSU vests in four equal installments on each of June 1, 2022, 2023, 2024 and 2025, subject to continued employment through each applicable vesting date

OPTION EXERCISES AND STOCK VESTED IN 2024

The following table sets forth information concerning option exercises and the vesting of RSU/PSU awards for each of our named executive officers during the fiscal year ended December 31, 2024:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
	(#)	($)(1)	(#)	($)(2)
Kathryn Haviland, M.B.A.	—	—	26,827	2,551,784
Michael Landsittel, M.B.A.	48,181	4,276,032	12,640	1,202,317
Christina Rossi, M.B.A.	—	—	14,327	1,362,784
Fouad Namouni, M.D.	—	—	18,890	1,755,217
Percy H. Carter, M.B.A., Ph.D.	—	—	10,774	1,081,836

(1)	The value realized upon the exercise of stock options is calculated by (i) subtracting the option exercise price from the closing price of a share of our common stock as reported on the Nasdaq Global Select Market on the date of exercise, to determine the realized value per share, and (ii) multiplying the realized value per share by the number of shares underlying options exercised.
(2)	The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price of a share of our common stock as reported on the Nasdaq Global Select Market on the vest date.

EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

We have entered into at-will employment agreements, as amended, with each of our named executive officers in connection with their employment with us. Such employment agreements established the named executive officer’s title, initial compensation arrangements and eligibility to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. We have also agreed under the employment agreements to provide severance benefits upon an involuntary or constructive termination, as we believe such post-employment compensation protections are appropriate in light of similar benefits available to executive officers at companies in our peer group. The employment agreements further provide change-in-control payments and benefits, which we believe are reasonable and competitive and are an important part of an executive compensation program to attract and retain senior executives. We also believe such payments and benefits are in the best interests of our stockholders because they incentivize senior executives to continue to strive to achieve stockholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our company and our stockholders.

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Kathryn Haviland, Chief Executive Officer

Pursuant to Ms. Haviland’s employment agreement, as amended, if Ms. Haviland’s employment is terminated by us without cause or by Ms. Haviland for good reason (each term as defined in her employment agreement), and subject to Ms. Haviland’s execution of a release of potential claims against us, Ms. Haviland will be entitled to receive: (i) severance in an amount equal to one (1) time Ms. Haviland’s annualized base salary then in effect, payable over a 12-month period and (ii) a monthly cash payment for medical and dental benefits for 12 months or Ms. Haviland’s COBRA health continuation period, whichever ends earlier. Ms. Haviland’s employment agreement further provides that in the event that Ms. Haviland’s employment is terminated by us without cause or by Ms. Haviland for good reason, in either case within 12 months following the occurrence of a sale event (each term as defined in Ms. Haviland’s employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Ms. Haviland’s execution of a release of potential claims against us, she will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of (A) two (2) times her base salary then in effect (or in effect immediately prior to the sale event, if higher) plus (B) two (2) times her target annual incentive compensation then in effect (or in effect immediately prior to the sale event, if higher), (ii) a monthly cash payment for medical and dental benefits for 24 months or Ms. Haviland’s COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by Ms. Haviland.

If any payments and benefits to be paid or provided to Ms. Haviland, whether pursuant to the terms of her amended employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Code, the payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Ms. Haviland.

Named Executive Officers Other Than Chief Executive Officer

The employment agreements, as amended, with our named executive officers, other than Ms. Haviland, provide that in the event the executive’s employment is terminated by us without cause or by the executive for good reason (as such terms are defined in the executive’s employment agreement), and subject to the executive’s execution of a release of potential claims against us, the executive will be entitled to receive: (i) severance in an amount equal to one (1) time the executive’s annualized base salary then in effect, payable over a 12-month period and (ii) a monthly cash payment for medical and dental benefits for 12 months or the executive’s COBRA health continuation period, whichever ends earlier. If the executive’s employment is terminated by us without cause or by the executive for good reason, in either case within 12 months following the occurrence of a sale event (each term as defined in the executive’s existing employment agreement), then in lieu of the severance payments and benefits described in the preceding sentence and subject to the executive’s execution of a release of potential claims against us, the executive will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of (A) one and one-half (1.5) times the executive’s base salary then in effect (or in effect immediately prior to the sale event, if higher) plus (B) one and one-half (1.5) times the executive’s target annual incentive compensation then in effect (or in effect immediately prior to the sale event, if higher), (ii) a monthly cash payment for medical and dental benefits for 18 months or the executive’s COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by the executive.

If any payment and benefits to be paid or provided to a named executive officer, whether pursuant to the terms of the employment agreement or otherwise, would be subject to “golden parachute” excise taxes under the Code, the payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

OTHER AGREEMENTS

Each of our named executive officers has entered into a standard form agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment. Such agreement also provides that during the period of the named executive officer’s employment and for 12 months thereafter, subject

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to specified terms and conditions and provisions required by law, the named executive officer will not compete with us and will not solicit our employees, consultants, customers or suppliers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The amount of compensation and benefits payable to each named executive officer under our employment agreements and PSU equity award agreements in various termination and/or change-in-control situations has been estimated in the table below. The table assumes that such termination and/or change-in-control occurred on December 31, 2024, the last business day of the fiscal year ended December 31, 2024; and that no noncompetition-related payments will be made following any such termination; and that, for purposes of the last two columns, the named executive officer has timely signed a severance agreement with a release of claims that has become enforceable, as is required by the applicable governing agreements as condition to receive severance benefits.

The compensation and benefits amounts below were calculated based on employment agreements, as amended, and PSU award agreements, in effect on December 31, 2024. The value of the equity vesting acceleration was calculated based on the assumption that the change-in-control and/or the executive’s employment termination occurred on December 31, 2024 and for purposes of the following table, we have used $87.22 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on such date, to estimate the value of our common stock upon acceleration. The value of the option vesting acceleration was calculated by multiplying the number of unvested shares underlying stock options as of December 31, 2024 by the difference between the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2024 and the exercise price for such unvested stock options. The value of the RSU vesting acceleration was calculated by multiplying the number of unvested RSUs as of December 31, 2024 by the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2024. The value of the PSU vesting acceleration was calculated by multiplying the number of unvested PSUs deemed awardable and subject to vesting acceleration as of December 31, 2024 by the closing price of our common stock as reported on the Nasdaq Global Select Market on such date.

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		Triggering Event
										Resignation for
										Good Reason or
		Sale Event								Termination
		Without						Resignation for		Without Cause
		Termination of						Good Reason		Within 12 Months
		Employment		Death or				or Termination		Following a
		If Successor		Disability		Death or		Without Cause		Sale Event if
		Does Not Assume,		Not In		Disability		Before or More		Successor Assumes,
		Substitute		Connection		In Connection		Than 12 Months		Substitutes or
		or Continue		with a Sale		with a Sale		Following a		Continues
Name	Benefit	Equity Awards ($)	(1)	Event ($)		Event ($)		Sale Event ($)		Equity Awards ($)
Kathryn Haviland,	Severance payments	-		-		-		821,363	(2)	1,642,726	(3)
M.B.A.	Cash incentive payments	-		-		-		-		1,314,180	(4)
	Health care continuation	-		-		-		28,802	(5)	57,604	(6)
	Acceleration of equity award vesting	5,879,759	(7)	14,925,867	(8)	16,645,233	(9)	-		16,645,233	(9)
	Total	5,879,759		14,925,867		16,645,233		850,165		19,659,743
Michael Landsittel,	Severance payments	-		-		-		573,593	(2)	860,390	(10)
M.B.A.	Cash incentive payments	-		-		-		-		430,195	(11)
	Health care continuation	-		-		-		28,903	(5)	43,355	(12)
	Acceleration of equity award vesting	913,278	(7)	4,231,621	(8)	4,473,305	(9)	-		4,473,305	(9)
	Total	913,278		4,231,621		4,473,305		602,496		5,807,245
Christina Rossi,	Severance payments	-		-		-		668,410	(2)	1,002,615	(10)
M.B.A.	Cash incentive payments	-		-		-		-		601,569	(11)
	Health care continuation	-		-		-		-		-	(13)
	Acceleration of equity award vesting	2,567,045	(7)	6,310,496	(8)	6,782,081	(9)	-		6,782,081	(9)
	Total	2,567,045		6,310,496		6,782,081		668,410		8,386,265
Fouad Namouni,	Severance payments	-		-		-		671,809	(2)	1,007,714	(10)
M.D.	Cash incentive payments	-		-		-		-		604,628	(11)
	Health care continuation	-		-		-		28,903	(5)	43,355	(12)
	Acceleration of equity award vesting	1,727,553	(7)	5,471,004	(8)	5,942,588	(9)	-		5,942,588	(9)
	Total	1,727,553		5,471,004		5,942,588		700,712		7,598,285
Percy H. Carter,	Severance payments	-		-		-		619,233	(2)	928,850	(10)
M.B.A., Ph.D.	Cash incentive payments	-		-		-		-		464,425	(11)
	Health care continuation	-		-		-		28,903	(5)	43,355	(12)
	Acceleration of equity award vesting	1,567,428	(7)	4,852,861	(8)	5,094,545	(9)	-		5,094,545	(9)
	Total	1,567,428		4,852,861		5,094,545		648,136		6,531,175

(1)	Reflects a sale event where the successor entity does not assume, continue or substitute all equity awards. If a sale event occurs, and the successor assumes, continues or substitutes the equity awards, these amounts would be zero.
(2)	Represents continued base salary in an amount equal to one (1) time the named executive officer’s annualized base salary in effect as of December 31, 2024.
(3)	Represents a lump sum in cash in an amount equal to two (2) times Ms. Haviland’s annualized base salary in effect as of December 31, 2024.
(4)	Represents a lump sum in cash in an amount equal to two (2) times Ms. Haviland’s target annual incentive compensation in effect on December 31, 2024.
(5)	Represents the aggregate of monthly cash payments for 12 months for continued medical and dental benefits for the named executive officer.
(6)	Represents the aggregate of monthly cash payments for 24 months for continued medical and dental benefits for Ms. Haviland.
(7)	Represents the acceleration of vesting of (1) 178% of the unvested Target 2023 PSUs and 114% of the unvested Target 2024 PSUs held by the named executive officer on December 31, 2024 as a result of the rTSR measured on December 31, 2024 and, where applicable, (2) 100% of the unvested RSUs granted on July 1, 2024 under the 2024 Plan.
(8)	Represents the acceleration of vesting of 100% of the unvested equity awards, including Target PSUs, held by the named executive officer on December 31, 2024.
(9)	Represents the acceleration of vesting of (1) 100% of the unvested equity awards other than PSUs held by the named executive officer on December 31, 2024, (2) 178% of the unvested Target 2023 PSUs and 114% of the unvested Target 2024 PSUs held by the named executive officer on December 31, 2024 as a result of the rTSR measured on December 31, 2024.
(10)	Represents a lump sum in cash in an amount equal to one and one-half (1.5) times the named executive officer’s annualized base salary in effect as of December 31, 2024.
(11)	Represents a lump sum in cash in an amount equal to one-and-one half (1.5) times the named executive officer’s target annual incentive compensation in effect on December 31, 2024.
(12)	Represents the aggregate of monthly cash payments for 18 months for continued medical and dental benefits for the named executive officer.
(13)	Ms. Rossi does not participate in Blueprint’s health plans.

LIMITATION OF LIABILITY AND INDEMNIFICATION

As permitted by Delaware law, our amended and restated certificate of incorporation, or certificate of incorporation, provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any

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transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation also provides that any repeal or modification of such article by our stockholders or amendment to Delaware law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

In addition, as permitted by Delaware law, our amended and restated bylaws, or bylaws, provide that we will indemnify each of our directors and officers and, in the discretion of our board of directors, certain employees, to the fullest extent permitted by Delaware law as the same may be amended (except that in the case of amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which such person is or is threatened to be made a party because such person is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. Our bylaws also provide for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees. In addition, our bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses is a contract right and will not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the certificate of incorporation or bylaws, agreement, vote of stockholders or otherwise. Furthermore, our bylaws authorize us to provide insurance for our directors, officers and employees against any liability, whether or not we would have the power to indemnify such person against such liability under Delaware law or the provisions of our bylaws.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the certificate of incorporation and bylaws.

We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, officers or persons controlling our company, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is, or ever has been, an officer or employee of our company.

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CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, or Item 402(u), we are providing the following information about the relationship of the total annual compensation of our employees and the total annual compensation of Kathryn Haviland, our chief executive officer. We also included our 401(k) plan employer contributions in 2024 for Ms. Haviland, and the grant date fair value of stock options, RSUs and PSUs awarded in 2024 to Ms. Haviland. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u). The pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY RATIO DISCLOSURE

For 2024, our last completed fiscal year:

●	the total annual compensation of our median employee was $389,871, as determined in accordance with Item 402 of Regulation S-K; and
●	the total annual compensation of our chief executive officer was $13,477,004, as determined in accordance with Item 402 of Regulation S-K and as described above.

Based on this information, for 2024, the ratio of the total annual compensation of Ms. Haviland to the total annual compensation of our median employee was approximately 35 to 1.

METHODOLOGY

The SEC requires annual disclosure of the ratio of the annual total compensation of our chief executive officer to that of our median employee. Based on these requirements, the median employee may be identified once every three years if there is no significant impact to the pay ratio disclosure during the fiscal year.

We believe there have been no significant changes during 2024 to our employee population or employee compensation arrangements that would significantly affect the pay ratio disclosure. However, due to a change in the original median employee’s circumstances, we used another employee as our 2024 median employee whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee to calculate the 2024 pay ratio, consistent with Item 402(u).

To identify the median employee in 2023, as well as to determine the total annual compensation of our median employee, we took the following steps:

●	We determined that, as of December 31, 2023, our global employee population consisted of 652 full-time, part-time and temporary employees, excluding our chief executive officer.
●	To identify the “median employee” from our global employee population, for each employee we compared the total amount of salary paid as of December 31, 2023, the bonus earned for 2023 performance, employer contributions in 2023 under our 401(k) plan for our U.S. employees and employer contributions in 2023 under any defined contribution plan, if any, for our non-U.S. employees, and the grant date fair value of stock options, RSUs and PSUs awarded in 2023 as reflected in our human resources, payroll and equity award systems. In identifying the median employee, we included employees in non-U.S. countries. For our non-U.S. employees, amounts were converted to U.S. dollars using the average foreign exchange rates for the period of January 1, 2023 through December 31, 2023 as published by the Internal Revenue Service. We did not make any cost-of-living adjustments and did not annualize compensation.

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Pay Versus Performance

The following table has been prepared in accordance with the SEC’s pay versus performance disclosure rules, and reports the compensation of our Principal Executive Officer, or PEO, and the average compensation of the other named executive officers, or non-PEO NEOs, as reported in the Summary Compensation Table, or SCT, for fiscal years 2024, 2023, 2022, 2021 and 2020, as well as their “compensation actually paid,” or CAP, which is calculated pursuant to the SEC rules and certain performance measures required by such rules.

The table and related disclosure also provide information on the total stockholder return, or TSR, of the company as well as of the Nasdaq Biotechnology Index, an independently prepared index that includes companies in the biotechnology industry, or the TSR peer group, on a cumulative basis over fiscal years 2024, 2023, 2022, 2021 and 2020. In addition, the company’s total revenue, which we consider our most important measure to link CAP to company performance in 2024, has been included in this table as our company selected measure and is shown for the same five fiscal years. As a general matter, our compensation committee does not use CAP as a basis for making compensation decisions, but rather uses a comprehensive pay-for-performance framework to ensure that pay and performance are aligned to our overall business objectives and to stockholder interests. For a more detailed discussion of our compensation committee’s methodology and decisions regarding the compensation awarded to our executive officers for 2024 see the “Compensation Discussion and Analysis” section above. Moreover, the compensation committee did not consider the disclosure below when determining compensation for any of the fiscal years represented.

LIST OF THE MOST IMPORTANT FINANCIAL MEASURES FOR 2024 COMPENSATION

In accordance with the pay versus performance rules, we list below the financial measures that we consider the most important when linking 2024 CAP to the company’s performance:

Most Important Financial Measures

●	Total Revenues (including Product, Collaboration and Other Revenues)
●	Operating Expenses

The two financial measures listed above are the only two financial performance measures considered by the company when linking 2024 CAP to company performance.  Both represent key financial metrics as reflected in our 2024 corporate goals that underly our annual executive bonus plan resulting in annual cash incentive payments to our PEO and non-PEO NEOs.  We chose total revenues as our company selected measure for the pay versus performance table below. The vast majority of our 2024 total revenue is comprised of our product revenue from AYVAKIT/AYVAKIT, a key corporate goal and significant driver of our overall corporate performance.  Similarly, operating expenses reflect our ability to operate with financial discipline, reflected in our corporate goal of limiting cash burn, and is a driver of our corporate performance.

The following table sets forth the compensation for our PEO and the average compensation for our non-PEO NEOs, both as reported in the SCT and with certain adjustments to reflect the CAP to such individuals, as defined under SEC rules, for fiscal years 2020 through 2024.

										Company
					Average	Average	Value of Initial Fixed $100			Selected
	SCT Total	CAP	SCT Total	CAP	SCT Total	CAP	Investment Based on:			Measure:
	PEO	PEO	PEO	PEO	Non-PEO	Non-PEO		Peer Group	Net income	Total
	Haviland	Haviland	Albers	Albers	NEOs	NEOs	TSR	TSR	(loss)	Revenues
Year (1)	($)(2)	($)(3)	($)(2)	($)(4)	($)(2)	($)(5)	($)(6)	($)(7)	($ millions)	($ millions)
2024	13,477,004	11,187,396	N/A	N/A	5,340,762	4,514,062	109	114	(67)	509
2023	6,432,012	17,443,365	N/A	N/A	2,525,661	6,756,954	115	115	(507)	249
2022	6,217,694	1,110,115	1,594,102	(9,751,962)	2,571,437	(1,713,167)	55	111	(558)	204
2021	N/A	N/A	9,713,304	7,061,616	3,747,755	3,452,235	134	125	(644)	180
2020	N/A	N/A	6,344,667	14,864,113	3,348,422	5,488,406	140	126	314	794

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(1)	PEO and non-PEO NEOs for the applicable years were as follows:

●   2024: Kathryn Haviland, M.B.A, served as our PEO for the entirety of 2024. Our non-PEO NEOs for 2024 were: Michael Landsittel, M.B.A, Fouad Namouni, MD., Christina Rossi, M.B.A, and Percy H. Carter, M.B.A, Ph.D.

●   2023: Kathryn Haviland, M.B.A, served as our PEO for the entirety of 2023. Our non-PEO NEOs for 2023 were: Michael Landsittel, M.B.A, Fouad Namouni, MD., Christina Rossi, M.B.A, and Percy H. Carter, M.B.A, Ph.D.

●   2022: Jeffrey W. Albers, M.B.A, served as our PEO through April 3, 2022, when Kathryn Haviland became our PEO. Our non-PEO NEOs for 2022 were: Michael Landsittel, M.B.A, Fouad Namouni, MD., Christina Rossi, M.B.A, and Tracey L. McCain, Esq.

●   2021: Jeffrey W. Albers, M.B.A, served as our PEO for the entirety of 2021. Our non-PEO NEOs for 2021 were: Michael Landsittel, M.B.A, Percy H. Carter, M.B.A, Ph.D., Fouad Namouni, MD., and Kathryn Haviland, M.B.A.

●

2020: Jeffrey W. Albers, M.B.A, served as our PEO for the entirety of 2020. Our non-PEO NEOs for 2020 were: Michael Landsittel, M.B.A, Fouad Namouni, MD., Tracey L. McCain, Esq., and Kathryn Haviland, M.B.A.

(2)     Amounts reported in this column represent (i) the total compensation reported in the SCT for the applicable year in which the NEO served as PEO in the case of Jeffrey W. Albers and Kathryn Haviland and (ii) the average of the total compensation reported in the SCT for the applicable year for our named executive officers other than the individual serving as PEO for all or a portion of such years.

(3)     Amounts reported in this column are based on total compensation reported for Kathryn Haviland in the SCT for 2024, 2023 and 2022 since her PEO tenure began on April 4, 2022, and are adjusted as shown in the table below to reflect the CAP. Ms. Haviland’s annual equity awards granted on March 1, 2022 are included in the CAP as they were granted to her in connection with her transition to our PEO. Methodology used to calculate the equity values are in accordance with FASB ASC Topic 718, and the expected terms used in the valuation assumptions for 2024 and 2023 option valuations are in compliance with the SEC Staff’s C&DIs dated September 27, 2023. There were no adjustments from dividends, pension plans or awards that failed to meet applicable vesting conditions.

	Haviland
	2024	2023	2022
SCT - Total Compensation	$13,477,004	$6,432,012	$6,217,694
ꟷ Grant Date Fair Value of Option Awards and Stock Awards Granted in FY	(11,787,624)	(4,916,892)	(5,050,088)
+ Fair Value at FY-End of Outstanding and Unvested Awards Granted in the FY	9,689,878	11,269,918	3,014,690
+ Fair Value of Awards Granted during the FY that Vested During the FY	748,833	498,686	447,695
+ Change in Fair Value of Outstanding and Unvested Awards Granted in Prior FYs	(997,982)	3,896,364	(2,376,915)
+ Change in Fair Value of Awards Granted in Prior FYs that Vested During the FY	57,287	263,278	(1,142,960)
= Compensation Actually Paid (CAP)	$11,187,396	$17,443,365	$1,110,115

(4)     Amounts reported in this column are based on total compensation reported for Jeffrey W. Albers, M.B.A, in the SCT for the indicated fiscal years and adjusted as shown in the table below to reflect the CAP. Year 2022 includes compensation and changes in fair value through April 3, 2022, Mr. Albers’ last day as our PEO. There were no adjustments from dividends, pension plans or awards that failed to meet applicable vesting conditions. Methodology used to calculate the equity values are in accordance with FASB ASC Topic 718, and the expected terms used in the valuation assumptions for 2024 and 2023 option valuations are in compliance with the SEC Staff’s C&DIs dated September 27, 2023. The amounts are inclusive of an increase of $80,636 in fair value that resulted from the following two modifications to Mr. Albers' awards under FASB ASC Topic 718: (1) in January 2022, when we announced the transition of Mr. Albers' role from our chief executive officer to executive chairman, we recorded an accounting modification of Mr. Albers’ unvested non-qualified stock option and RSU awards due to continued vesting after significant reduction in Mr. Albers' responsibilities; (2) in December 2022, we recorded a modification of Mr. Albers’ non-qualified stock option and RSU awards when the company and Mr. Albers entered into an Amendment Agreement, pursuant to which the parties amended the terms of each of the outstanding non-qualified stock option and RSU awards granted to Mr. Albers to provide, among other things, that such non-qualified options and RSU awards will: (i) continue to vest for as long as Mr. Albers continues to provide services to the company as an employee, member of our board of directors or consultant and (ii) with respect to such non-qualified stock options, unless Mr. Albers is terminated for cause, be exercisable until twelve (12) months following the date Mr. Albers ceases to provide services to the company or the applicable expiration date (as defined in the respective agreements), if earlier.

	Albers
	2022	2021	2020
SCT - Total Compensation	$1,594,102	$9,713,304	$6,344,667
ꟷ Grant Date Fair Value of Option Awards and Stock Awards Granted in FY	(946,892)	(8,330,904)	(5,146,092)
+ Fair Value at FY-End of Outstanding and Unvested Awards Granted in the FY	544,544	7,762,198	10,547,747
+ Fair Value of Awards Granted during the FY that Vested During the FY	83,931	720,892	827,136
+ Change in Fair Value of Outstanding and Unvested Awards Granted in Prior FYs	(7,407,649)	(1,108,581)	2,923,579
+ Change in Fair Value of Awards Granted in Prior FYs that Vested During the FY	(3,700,634)	(1,695,294)	(632,923)
+ Change in Fair Value of Awards Modified during the FY	80,636	-	-
= Compensation Actually Paid (CAP)	$(9,751,962)	$7,061,616	$14,864,113

(5)     Amounts reported in this column are based on the average total compensation reported for our non-PEO NEOs in the SCT for the indicated fiscal year and adjusted as shown in the table below to reflect the CAP. Methodology used to calculate the equity values are in accordance with FASB ASC Topic 718, and the expected terms used in the valuation assumptions for 2024 and 2023 option valuations are in compliance with the SEC Staff’s C&DIs dated September 27, 2023. There were no adjustments from dividends, pension plans or awards that failed to meet applicable vesting conditions.

	Average of non-PEO NEOs
	2024	2023	2022	2021	2020
SCT - Total Compensation	$5,340,762	$2,525,661	$2,571,437	$3,747,755	$3,348,422
ꟷ Grant Date Fair Value of Option Awards and Stock Awards Granted in FY	(4,209,538)	(1,508,329)	(1,735,968)	(2,998,095)	(2,767,031)
+ Fair Value at FY-End of Outstanding and Unvested Awards Granted in the FY	3,429,022	3,383,091	1,036,305	3,051,119	4,356,342
+ Fair Value of Awards Granted during the FY that Vested During the FY	257,403	171,419	153,884	176,550	188,381
+ Change in Fair Value of Outstanding and Unvested Awards Granted in Prior FYs	(338,365)	1,971,041	(2,575,263)	(295,932)	494,425
+ Change in Fair Value of Awards Granted in Prior FYs that Vested During the FY	34,778	214,071	(1,163,562)	(229,162)	(132,133)
= Compensation Actually Paid (CAP)	$4,514,062	$6,756,954	$(1,713,167)	$3,452,235	$5,488,406

(6)     Pursuant to rules of the SEC, the comparison of TSR assumes $100 was invested in our common stock on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.

(7)     The TSR peer group consists of the Nasdaq Biotechnology Index.

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PAY VERSUS PERFORMANCE COMPARATIVE DISCLOSURE

The values calculated for CAP to our PEO and non-PEO NEOs show alignment between value being delivered through compensation and the financial performance measures included in the table above. The following illustrative charts reflect the relationships between PEO and average non-PEO NEO CAP compared to: (i) company TSR, (ii) net income, and (iii) total revenues. The final illustrative chart below reflects the relationship between the company’s TSR and the TSR peer group.

PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID VS COMPANY TSR

PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID VS NET INCOME (LOSS)

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PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID VS TOTAL REVENUES

BLUEPRINT TSR VERSUS PEER GROUP TSR

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Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2024. As of December 31, 2024, we had two equity compensation plans: (i) our 2024 Plan and (ii) our 2015 ESPP. The 2024 Plan and the 2015 ESPP were approved by our stockholders. Upon the approval of our 2024 Plan in June 2024, our 2015 Plan and our 2020 Plan were retired.

EQUITY COMPENSATION PLAN INFORMATION

	Number of			Number of securities
	securities to be			remaining available for
	issued upon		Weighted average	future issuance under
	exercise of		exercise price of	equity compensation
	outstanding		outstanding	plans (excluding
	options, warrants		options, warrants	securities reflected in
Plan Category	and rights		and rights(1)	the first column)(2)
Equity compensation plans approved by security holders	8,078,979	(3)	$72.21	13,313,315	(4)
Equity compensation plans not approved by security holders	724,176	(5)	76.93	—
Total	8,803,155		$72.59	13,313,315

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	As of December 31, 2024, (i) 9,116,614 shares remained available for future issuance under our 2024 Plan and (ii) 4,196,701 shares remained available for future issuance under our 2015 ESPP, which includes purchase rights accruing under the 2015 ESPP during the current purchase period, which commenced on December 1, 2024, because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period on May 31, 2025.
(3)	Consists of outstanding options, RSUs and PSUs granted under the 2024 Plan, the 2011 Stock Option and Grant Plan, as amended (as replaced by the 2015 Plan), the 2015 Plan and the 2015 ESPP. Amount does not include any purchase rights accruing under the 2015 ESPP during the current purchase period. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant in the 2015 ESPP on any one purchase date for any purchase period, including the current purchase period, may not exceed 2,500 shares.
(4)	Any shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, repurchased, expire or are otherwise terminated by the company under the 2024 Plan and the 2015 Plan will be added back to the shares of common stock available for issuance under the 2024 Plan. Our 2015 ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2015 ESPP to be added on the first day of each fiscal year in an amount equal to 1% of the total number of shares of our common stock outstanding on the immediately preceding December 31 or such lesser amount determined by our board of directors or the compensation committee. Effective January 1, 2025, 637,122 additional shares were reserved for issuance under the 2015 ESPP pursuant to this provision. The increase from January 1, 2025 has not been included in the table.
(5)	Consists of outstanding options and RSUs granted under the 2020 Plan, which was retired in June 2024 upon the approval of the 2024 Plan. See Note 13 to the audited consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2024 regarding the material terms of the 2020 Plan.

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PROPOSAL 3

Ratification of the Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2025. Although stockholder approval of our audit committee’s appointment of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of Ernst & Young LLP.

Ernst & Young LLP has no direct or indirect material financial interest in our company or our subsidiaries. Representatives of Ernst & Young LLP are expected to be present at the annual meeting online and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

AUDIT FEES AND SERVICES

Ernst & Young LLP was our independent registered public accounting firm for the years ended December 31, 2024 and 2023. The following table summarizes the fees of Ernst & Young LLP billed to us for each of the last two fiscal years. All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2024	2023
Audit Fees (1)	$1,980,748	$1,526,710
Audit-Related Fees	—	—
Tax Fees (2)	354,910	278,551
All Other Fees	—	—
Total Fees	$2,335,658	$1,805,261

(1)	“Audit Fees” consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.
(2)	“Tax Fees” consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.

PRE-APPROVAL POLICIES AND PROCEDURES

Our audit committee has adopted procedures requiring the pre-approval of all non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management, and the audit committee has approved 100% of the services from Ernst & Young LLP.

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The standard applied by the audit committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

Ratification of the appointment of an independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

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Report of the Audit Committee of the Board of Directors

Our audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2024 and discussed them with our management and our independent registered public accounting firm, Ernst & Young LLP.

Our audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to our audit committee, including the matters required to be discussed by the statement on Auditing Standards 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, Ernst & Young LLP provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

By the audit committee of the board of directors of Blueprint Medicines Corporation.

Daniella Beckman, Chair

Lonnel Coats

Mark Goldberg, M.D.

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Certain Relationships and Related Person Transactions

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and any director or executive officer, director nominee, holder of 5% or more of any class of our voting securities or any member of the immediate family of or entities affiliated with any of the foregoing had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. Any such transaction must be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

Other than the transaction described in the paragraph immediately below, since the beginning of our last fiscal year, through the date hereof, there have been no other transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Effective August 1, 2022, we entered into a license agreement and stock purchase agreement with IDRx, Inc., or IDRx. Pursuant to these agreements, we licensed our internally discovered KIT exon 13 inhibitor to IDRx in exchange for 4,509,105 shares of IDRx’s Series A preferred stock with the right to receive additional shares of IDRx’s Series A preferred stock through an anti-dilution provision subject to a defined financing cap and the eligibility to receive future milestones and tiered royalty payments. The company subsequently received the additional 192,282 shares in 2023 and as of December 31, 2024, the company owned 4,701,387 shares of IDRx’s Series A-1 preferred stock. Alexis Borisy, Nicholas Lydon and George Demetri, each of whom were then-current members of our board of directors, were also founders of IDRx. Due to these relationships, the transaction was approved by the non-interested members of our board of directors (including the members of our audit committee) in August 2022.  In January 2025, IDRx announced that they had entered into an agreement under which GSK plc would acquire IDRx for $1.0 billion upfront with an additional $150.0 million regulatory approval-based milestone payment.  In accordance with our related person transaction policy, in February 2025, our audit committee reviewed the material information and factors related to this transaction.  In late February 2025, this transaction closed, and we received $78.7 million for our shares of IDRx.  Our license agreement, pursuant to which we granted IDRx an exclusive, worldwide, royalty-bearing license to exploit our internally discovered KIT exon 13 inhibitor, IDRX-73, remained with IDRx after the transaction with GSK plc closed.

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Stock Ownership and Reporting

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2025 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
●	each named executive officer listed in the Summary Compensation table above; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to stock options that are currently exercisable or will become exercisable within 60 days after March 31, 2025 or RSUs vesting within 60 days after March 31, 2025 are considered outstanding and beneficially owned by the person holding the stock options for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, to our knowledge, the persons and entities in the table below have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to applicable community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of shares of our common stock outstanding as of March 31, 2025. Except as otherwise set forth below, the address of the beneficial owner is c/o Blueprint Medicines Corporation, 45 Sidney Street, Cambridge, Massachusetts 02139. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

	Number of	Percentage of
	shares	shares
	beneficially	beneficially
Name and address of beneficial owner	owned	owned
5% stockholders
Entities affiliated with BlackRock, Inc. (1)	6,584,176	10.20%
Entities affiliated with the Vanguard Group (2)	6,114,970	9.47%
Entities affiliated with T. Rowe Price Associated, Inc. (3)	5,387,267	8.34%
Entities affiliated with Wellington Management Group LLP (4)	4,276,333	6.62%

Named executive officers and directors
Jeffrey W. Albers, M.B.A. (5)	707,688	1.09%
Daniella Beckman (6)	25,067	*
Alexis Borisy (7)	103,893	*
Percy H. Carter, M.B.A., Ph.D. (8)	93,078	*
Lonnel Coats (9)	56,799	*
Habib Dable, M.B.A. (10)	16,929	*
Mark Goldberg, M.D. (11)	58,896	*
Kathryn Haviland, M.B.A. (12)	332,877	*
Michael Landsittel, M.B.A. (13)	191,339	*
Nicholas Lydon, Ph.D. (14)	98,668	*
Fouad Namouni, M.D. (15)	172,932	*
Christina Rossi, M.B.A. (16)	214,916	*
Lynn Seely, M.D. (17)	86,623	*
John Tsai, M.D. (18)	15,383	*
All executive officers and directors as a group (19 persons) (19)	2,765,180	4.14%

(1)	Based solely on a Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock Inc., or BlackRock. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(2)	Based solely on a Schedule 13G/A filed with the SEC on January 10, 2024 by entities affiliated with the Vanguard Group, or Vanguard. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

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(3)	Based solely on a Schedule 13G/A filed with the SEC on November 14, 2024 by T. Rowe Price Associates, Inc., or T Rowe Price. The address for T Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202.
(4)	Based solely on a Schedule 13G/A filed with the SEC on February 8, 2024 by Wellington Management Group LLP, Wellington. The address for Wellington is 280 Congress Street, Boston, MA 02210.
(5)	Consists of (i) 142,513 shares of common stock and (ii) 565,175 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(6)	Consists of (i) 7,467 shares of common stock and (ii) 17,600 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(7)	Consists of (i) 71,918 shares of common stock and (ii) 31,975 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(8)	Consists of (i) 19,093 shares of common stock and (ii) 73,985 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(9)	Consists of 56,799 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(10)	Consists of (i) 3,900 shares of common stock and (ii) 13,029 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(11)	Consists of (i) 16,012 shares of common stock and (ii) 42,884 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(12)	Consists of (i) 73,227 shares of common stock and (ii) 259,650 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(13)	Consists of (i) 43,175 shares of common stock and (ii) 148,164 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(14)	Consists of (i) 55,784 shares of common stock and (ii) 42,884 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(15)	Consists of (i) 31,957 shares of common stock and (ii) 140,975 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(16)	Consists of (i) 23,941 shares of common stock and (ii) 190,975 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(17)	Consists of (i) 11,012 shares of common stock and (ii) 75,611 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(18)	Consists of (i) 3,900 shares of common stock and (ii) 11,483 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.
(19)	Consists of (i) 594,012 shares of common stock and (ii) 2,171,168 shares of common stock underlying options exercisable and restricted stock units vesting within 60 days of March 31, 2025.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2024 except that Jeffery Albers, Percy Carter, Philina Lee and Christina Rossi each had one late Form 4 transaction due to an administrative oversight.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

On November 22, 2024, a purported stockholder filed a putative class action against the company, the members of the board of directors and certain executive officers of the company, as well as a derivative action against the members of the board of directors and certain executive officers of the company, in the Court of Chancery of the State of Delaware, or the Court, in an action captioned Taylor v. Haviland, et al., C.A. No. 2024-1203-JTL, or the Taylor Action.

Plaintiff in the Taylor Action claimed that the record date for the company’s 2024 annual meeting of stockholders, which was the close of business on Friday, April 12, 2024, did not comply with the 60-day maximum under Section 213(a) of the DGCL, because it was 61 days before the date of the 2024 annual meeting. Plaintiff brought direct claims for violation of Section 213(a) of the DGCL and breach of fiduciary duty, and derivative claims for breach of fiduciary duty and unjust enrichment, and sought a declaration that certain actions taken in connection with the company’s annual meeting of stockholders are void, as well as attorneys’ fees and costs.

On December 2, 2024, the company filed a petition with the Court pursuant to Section 205 of the DGCL seeking the validation of the certain actions taken in connection with the company’s 2024 annual meeting of stockholders, retroactive to the date of the 2024 annual meeting, in an action captioned In re Blueprint Medicines Corporation, C.A. No. 2024-1234-JTL, or the Section 205 Action. On December 4, 2024, plaintiff in the Taylor Action agreed to hold the defendants’ answer in abeyance pending resolution of the Section 205 Action. Following the company’s

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brief, in support of its petition in the Section 205 Action on December 20, 2024, and the lack of any objection, the Court granted the petition on January 23, 2025, such that the stockholder proposals that were presented to and approved by the company’s stockholders at the 2024 annual meeting, and all actions taken in reliance on the stockholder votes at the annual meeting, were hereby declared valid and effective as of the date of the 2024 annual meeting.

On February 3, 2025, the parties filed a stipulation and proposed order voluntarily dismissing the action as moot but retaining the Court’s jurisdiction to determine the plaintiff’s counsel’s application for an award of attorneys’ fees and reimbursement of expenses, or the Stipulation of Dismissal. The Court denied the Stipulation of Dismissal on February 3, 2025 and a conference was scheduled for March 14, 2025. Following the conference on March 14, 2025, the parties re-filed the Stipulation of Dismissal and on March 17, 2025, it was granted by the Court.   As a result, on March 17, 2025, the Taylor Action was dismissed as moot, with the court retaining jurisdiction to determine plaintiff’s counsel’s application for an award of attorneys’ fees and reimbursement of expenses.

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STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS INCLUDED IN PROXY STATEMENT

In order to be considered for inclusion in our proxy statement and proxy card relating to our annual meeting of stockholders to be held in 2026, stockholder proposals must be received by us no later than December 25, 2025, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2025 annual meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 13, 2025.

STOCKHOLDER PROPOSALS NOT INCLUDED IN PROXY STATEMENT

In addition, our amended and restated bylaws, or bylaws, establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, we must receive other proposals of stockholders (including director nominations) intended to be presented at the 2026 annual meeting of stockholders but not included in the proxy statement by March 20, 2026, but not before February 18, 2026, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business 120 days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2026 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to Blueprint Medicines Corporation, Attention: Nominating and Corporate Governance Committee c/o Chief Legal Officer and Secretary, 45 Sidney Street, Cambridge, Massachusetts 02139.

STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokerage firms and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials and our 2024 annual report to stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, to you if you contact us at Blueprint Medicines Corporation, 45 Sidney Street, Cambridge, Massachusetts 02139, Attn: Investor Relations, telephone: (617) 374-7580, e-mail: ir@blueprintmedicines.com. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address, telephone number or e-mail.

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OTHER MATTERS

As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding  Blueprint Medicines' views with respect to 2025 revenue guidance, its estimated annual revenue goal by 2030, the estimated peak systemic mastocytosis franchise revenue opportunity; the prevalence of systemic mastocytosis; its planned commercial investments and its future business growth; the advancement of BLU-808 and its potential to benefit patients with allergic and inflammatory diseases; the potential benefits of any of the Blueprint Medicines' current or future approved drugs or drug candidates in treating patients; the anticipated benefits of the design of the HARBOR trial; the timing of its pre-clinical and clinical trials; and Blueprint Medicines' financial performance, strategy, including its planned investment allocation; projected cash burn,  goals and anticipated milestones, business plans and focus.  While we believe the forward-looking statements contained in this proxy statement are accurate, these forward-looking statements represent our beliefs only as of the date of this proxy statement and there are a number of risks and uncertainties that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Any forward-looking statements in this proxy statement are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this proxy statement, including, without limitation, risks and uncertainties related to our ability and plans in continuing to expand a commercial infrastructure, and successfully launching, marketing and selling current or future approved products; our ability to obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the rate and degree of market acceptance of AYVAKIT/AYVAKYT and any future drug candidates for which we receive marketing approval; the delay of any current or planned clinical trials or the development of our current or future drug candidates; our advancement of multiple early-stage efforts; our ability to successfully demonstrate the safety and efficacy of our drug candidates and gain approval of our drug candidates on a timely basis, if at all; the preclinical and clinical results for our drug candidates, which may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; actions of regulatory agencies and the timing thereof, which may affect the initiation, timing and progress of clinical trials; our ability to obtain, maintain and enforce patent and other intellectual property protection for its products or any drug candidates we are developing; our ability to successfully expand our research platform and the costs thereof; the success of our current and future collaborations, partnerships or licensing arrangements; and the accuracy of our estimates of revenues, expenses and capital requirements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 13, 2025, and any other filings that we have made or may make with the SEC in the future. Any forward-looking statements contained in this proxy statement represent our views only as of April 24, 2025 and should not be relied upon as representing its views as of any subsequent date. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

TRADEMARKS

Blueprint Medicines, AYVAKIT, AYVAKYT and associated logos are trademarks of Blueprint Medicines Corporation. GAVRETO and associated logos are trademarks of Blueprint Medicines Corporation outside of the United States.

© Blueprint Medicines Corporation April 24, 2025

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Frequently Asked Questions Regarding the Annual Meeting & Voting

Q. Why did I receive these proxy materials?

We have made these materials available to you on the Internet in connection with the solicitation of proxies for use at our 2025 annual meeting of stockholders to be held online on Wednesday, June 18, 2025 at 3:00 p.m., Eastern Daylight Time, at http://www.virtualshareholdermeeting.com/BPMC2025. As a holder of common stock, you are invited to attend the annual meeting online and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q. Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our 2024 annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q. What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

-	Proposal 1: The election of three Class I directors nominated by our board of directors, each to serve for a three-year term expiring at the 2028 annual meeting of stockholders or until their successor has been duly elected and qualified;
-	Proposal 2: A non-binding advisory vote on the compensation paid to our named executive officers; and
-	Proposal 3: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

Q. Who can vote at the annual meeting?

To be entitled to vote, you must have been a stockholder of record at the close of business on April 21, 2025, the record date for our annual meeting. As of the record date, there were 64,575,904 shares of our common stock outstanding and entitled to vote at the annual meeting.

Q. How many votes do I have?

Each share of our common stock that you own as of the record date will entitle you to one vote on each matter considered at the annual meeting.

Q. How do I vote?

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Computershare Trust Company, N.A., and not in the name of a bank, brokerage firm or other nominee, you may vote your shares as follows:

Over the Internet: To vote over the Internet, please go to the following website: www.proxyvote.com, and follow the instructions on that website for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your proxy card or vote your proxy by telephone. You must specify how you want your

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shares voted, or your Internet vote cannot be completed, and you will receive an error message. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on June 17, 2025, the day before the annual meeting, for your proxy to be valid and your vote to count.

By Telephone: To vote by telephone, please call 1-800-690-6903, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet. You must specify how you want your shares voted and confirm your vote at the end of the call, or your telephone vote cannot be completed. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on June 17, 2025, the day before the annual meeting, for your proxy to be valid and your vote to count.

By Mail: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the Internet or by telephone. Broadridge Financial Solutions, Inc. must receive the proxy card not later than June 17, 2025, the day before the annual meeting, for your proxy to be valid and your vote to count. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our board of directors.

During the Annual Meeting: You may vote during the annual meeting by going to http://www.virtualshareholdermeeting.com/BPMC2025 and following the instructions on that website for submitting your vote. You will need the 16-digit control number included on your Notice. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the annual meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a bank, brokerage firm or other nominee, then you are deemed to be the beneficial owner of your shares, and the bank, brokerage firm or other nominee that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, brokerage firm or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, brokerage firm or other nominee provides you. Many banks, brokerage firms or other nominees solicit voting instructions over the Internet or by telephone.

If you do not give instructions to your bank, brokerage firm or other nominee, they will still be able to vote your shares with respect to certain “discretionary” items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 3) is considered a discretionary item. Accordingly, your bank, brokerage firm or other nominee may vote your shares in its discretion with respect to that matter even if you do not give voting instructions on Proposal 3.

However, under applicable stock exchange rules that regulate voting by registered banks, brokerage firms or other nominees, the election of our nominees to serve as Class I directors (Proposal 1) and the non-binding advisory vote on the compensation paid to our named executive officers (Proposal 2) are not considered to be discretionary items. Accordingly, if you do not give your bank, brokerage firm or other nominee voting instructions on Proposals 1 or 2 they may not vote your shares with respect to those matters and your shares will be counted as “broker non-votes” with respect to each such proposal. A “broker non-vote” occurs when shares held by a bank, brokerage firm or other nominee are not voted with respect to a particular proposal because the bank, brokerage firm or other nominee does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients.

Regardless of whether your shares are held in street name, you are welcome to attend the annual meeting online. You may not vote shares held in street name at the annual meeting, however, unless you obtain a legal proxy, executed in your favor, from the holder of record (i.e., your bank, brokerage firm or other nominee). A legal proxy is not the form of proxy included with this proxy statement. You will not be able to vote shares you hold in street name at the annual meeting unless you have a legal proxy from your bank, brokerage firm or other nominee issued in your name giving you the right to vote your shares.

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Q. How do I attend the annual meeting online?

Our 2025 annual meeting will be held entirely online because it allows stockholders to attend the meeting from anywhere while providing stockholders the same rights and opportunities as an in-person meeting and it enables us to continue to provide additional flexibility for our partners, employees, and stockholders. There will not be a physical location for in-person stockholder attendance at the meeting. Stockholders of record as of April 21, 2025 will be able to attend and participate in the annual meeting by accessing http://www.virtualshareholdermeeting.com/BPMC2025. To join the annual meeting, you will need to have your 16 - digit control number, which is included on your Notice and your proxy card.

Even if you plan to attend the annual meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the annual meeting.

Log in Instructions. To attend the online annual meeting, log in at http://www.virtualshareholdermeeting.com/BPMC2025. Stockholders will need their unique 16-digit control number, which appears on the Notice and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than June 17, 2025, so that you can be provided with a control number and gain access to the meeting.

Q. How do I ask questions at the annual meeting?

If you have logged into the annual meeting using your 16-digit control number and wish to ask a question during the meeting, you may do so on the virtual meeting website by typing your question into the “Ask a Question” field, and clicking “Submit.” Those without a control number will not have the option to ask questions during the meeting.

If questions submitted are repetitive as to a particular topic, the chairperson of the meeting may limit discussion on such topic. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion. We will also hold a question and answer period at the end of the meeting, as time permits, during which time we welcome questions not relating to specific proposals.

For further details, please review the annual meeting’s Rules of Conduct, which will be posted on http://www.virtualshareholdermeeting.com/BPMC2025 during the annual meeting.

Following the annual meeting, an archived replay of the audio webcast will be available on the Investor Relations section of our website for approximately 30 days thereafter.

Q: How do I access technical support at the annual meeting?

Beginning 15 minutes prior to the start of and during the virtual annual meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Q. Can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the annual meeting. To do so, you must do one of the following:

Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

Sign and return a new proxy card. Only your latest dated and timely received proxy card will be counted.

Attend the annual meeting online and vote as instructed above. Attending the annual meeting will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

Give our corporate secretary written notice before or at the meeting that you want to revoke your proxy.

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If your shares are held in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote at the annual meeting online if you obtain a legal proxy as described in the answer above.

Q. How many shares must be represented to have a quorum and hold the annual meeting?

A majority of our shares of common stock outstanding at the record date must be present or represented by proxy to hold the annual meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote those shares. If a quorum is not present, we expect to adjourn the annual meeting until we obtain a quorum.

The presence at the annual meeting, online or by proxy, of holders representing a majority of our outstanding common stock as of the record date, April 21, 2025, or approximately 32,287,953 shares, constitutes a quorum at the meeting and permits us to conduct the business of the meeting.

Q. What vote is required to approve each matter and how are votes counted?

Proposal 1—Election of Directors

The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the 2025 annual meeting of stockholders and entitled to vote on the election of directors will be elected to the board of directors. This is called a plurality. If a nominee receives a greater number of votes “withheld” than votes “for” such election, the nominee is required to promptly tender their resignation to the board of directors in accordance with our director resignation policy, as described in our corporate governance guidelines. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. As a result, broker non-votes will have no effect on the voting on Proposal 1. You may:

●	vote FOR all nominees;
●	vote FOR one or more nominees and WITHHOLD your vote from the other nominee(s); or
●	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2 — Non-binding Advisory Vote on Executive Compensation

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, broker non-votes and abstentions will have no effect on the voting on Proposal 2. Proposal 2 is non-binding. Because this vote is advisory and not binding on us or our board in any way, our board may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Proposal 3—Ratification of the Appointment of Independent Registered Public Accounting Firm

To approve Proposal 3, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is considered a discretionary matter. If your shares are held by your brokerage firm in street name and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 3. If you ABSTAIN from voting on Proposal 3, your shares will not be voted FOR or AGAINST

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the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, broker non-votes and abstentions will have no effect on the outcome of Proposal 3.

Although stockholder approval of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Q. Who will count the vote?

The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc.

Q. How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

FOR the election of all of the nominees to serve as Class I directors, each for a three-year term;

FOR the approval, on an advisory basis, of the compensation of our named executive officers; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Q. Are there other matters to be voted on at the annual meeting?

We do not know of any matters that may come before the annual meeting other than the election of our Class I directors, the non-binding, approval of the compensation of our named executive officers, and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented at the annual meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q. Where can I find the voting results?

We plan to announce preliminary voting results at the annual meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the end of our annual meeting.

Q. What are the costs of soliciting these proxies?

We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse banks or brokerage firms or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

We have engaged Innisfree M&A Incorporated, or Innisfree, to solicit proxies from stockholders in connection with the annual meeting. We will pay Innisfree a fee of approximately $25,000, plus reasonable out-of-pocket fees and expenses for soliciting proxies. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Q. Whom should I contact if I have any additional questions?

If you hold your shares directly, please contact us at Blueprint Medicines Corporation, 45 Sidney Street, Cambridge, Massachusetts 02139, Attn: Investor Relations, telephone: (617) 374-7580, e-mail: ir@blueprintmedicines.com.

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your bank, brokerage firm or other nominee directly.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V66983-P30356 1. Election of class I directors each to serve for a three-year term, or until their successor has been duly elected and qualified 2. Approval of a non-binding advisory vote on the compensation paid to our named executive officers. 3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Nominees: ! ! ! 01) Jeffrey Albers 02) Mark Goldberg, M.D. 03) John Tsai, M.D. For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! BLUEPRINT MEDICINES CORPORATION To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the three Class I director nominees in Proposal 1. The Board of Directors recommends you vote FOR proposals 2 and 3. BLUEPRINT MEDICINES CORPORATION ATTN: TRACEY L. MCCAIN 45 SIDNEY STREET CAMBRIDGE, MA 02139 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BPMC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, which must be received by 11:59 p.m. Eastern Time on June 17, 2025. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 18, 2025: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V66984-P30356 BLUEPRINT MEDICINES CORPORATION Annual Meeting of Stockholders June 18, 2025 3:00 PM, Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Kathryn Haviland, Tracey L. McCain and Michael Landsittel, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BLUEPRINT MEDICINES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM, Eastern Time, on June 18, 2025, via a live webcast at www.virtualshareholdermeeting.com/BPMC2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side